     As filed with the Securities and Exchange Commission on June 30, 2005

                                                 REGISTRATION NO. 333 - [     ]

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ________________________

                                    FORM SB-2

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            _________________________


                         NATIONAL HEALTH PARTNERS, INC.
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
                Indiana                                    7389                               04-3786176
      ------------------------------            ----------------------------        ------------------------------------
     (State or Other Jurisdiction of            (Primary Standard Industrial        (I.R.S. Employer Identification No.)
      Incorporation or Organization)             Classification Code Number)

                         National Health Partners, Inc.
                          120 Gibraltar Road, Suite 107
                                Horsham, PA 19044
                                 (215) 682-7114
                            _________________________

               (Address, including zip code, and telephone number,
         including area code, of registrant's principal executive office and principal place of business)

                                David M. Daniels
                             Chief Executive Officer
                         National Health Partners, Inc.
                          120 Gibraltar Road, Suite 107
                                Horsham, PA 19044
                                 (215) 682-7114
                            _________________________

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            _________________________

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

           As soon as practicable following the effectiveness of this
                            Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

                                     Amount of         Proposed Maximum         Proposed Maximum
Title of Each Class of             Shares to be            Offering                 Aggregate             Amount of
Securities to be Registered        Registered (1)      Price Per Share           Offering Price        Registration Fee
----------------------------       --------------      -----------------        -----------------      -----------------
common stock                        6,725,125              $0.40 (2)            $2,690,050 (2)           $316.62 (2)
common stock                          400,000              $0.40 (2)              $160,000 (2)           $ 18.84 (2)
underlying options
common stock                        8,534,250              $0.40 (2)            $3,413,700 (2)           $401.80 (2)
underlying warrants

(1) Represents shares of common stock that may be offered by certain selling security holders. Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional shares of common stock issuable with respect to the shares being registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the registrant's outstanding shares of common stock.

(2) Estimated pursuant to Rule 457(a) under the Securities Act for the purpose of determining the registration fee.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JUNE 30, 2005

PRELIMINARY PROSPECTUS


                                [GRAPHIC OMITTED]

                         NATIONAL HEALTH PARTNERS, INC.


                        15,659,375 shares of common stock


         The 15,659,375 shares of our common stock, $.001 par value per share, are being offered by the selling security holders identified in this prospectus. The shares were issued by us in private placement transactions. Of the shares being registered, 400,000 shares are issuable upon the exercise of options and 8,534,250 shares are issuable upon the exercise of warrants. The selling security holders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

         We will not receive any part of the proceeds from sales of these shares by the selling security holders.

                           ___________________________


         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


           The date of this preliminary prospectus is June 30, 2005.

                                TABLE OF CONTENTS

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                                                                                                                Page
                                                                                                                ----

PROSPECTUS SUMMARY................................................................................................1

RISK FACTORS......................................................................................................2

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS............................15

DESCRIPTION OF BUSINESS..........................................................................................24

MANAGEMENT.......................................................................................................44

EXECUTIVE COMPENSATION...........................................................................................46

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...................................................50

DESCRIPTION OF SECURITIES........................................................................................52

SHARES ELIGIBLE FOR FUTURE SALE..................................................................................54

SELLING SECURITY HOLDERS.........................................................................................56

USE OF PROCEEDS..................................................................................................59

PLAN OF DISTRIBUTION.............................................................................................59

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..............................62

LEGAL MATTERS....................................................................................................63

EXPERTS .........................................................................................................63

FINANCIAL STATEMENTS............................................................................................F-1

                           ___________________________


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                           ___________________________

                               PROSPECTUS SUMMARY

         This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in the common stock. You should read carefully the entire prospectus, including "Risk Factors" and the financial statements and notes thereto, before making an investment decision.

                         NATIONAL HEALTH PARTNERS, INC.

         The healthcare industry is in a state of turmoil. Increasing costs have forced employers to reduce or eliminate available insurance coverage and/or require employees to contribute heavily to premiums, especially for family members. As a result, more Americans are being forced to self-insure and pay a growing portion of the cost of their healthcare.

         We are a national healthcare savings organization that provides affordable healthcare programs to predominantly underserved markets in the healthcare industry through a national healthcare savings network called "CARExpress." CARExpress is a sophisticated network of hospitals, doctors, dentists, pharmacists and other healthcare providers comprised of an aggregate of over 1,000,000 medical professionals nationwide that have agreed to render their services and products to CARExpress members at substantially discounted prices. CARExpress enables a person to engage in point-of-service transactions directly with these providers and receive discounts from the provider that are similar to those received by a person employed by a large corporation with hundreds of thousands of employees.

         Our discount health membership programs provide a low-cost, non-insurance alternative to individuals who are seeking to reduce their out-of-pocket healthcare costs not covered by insurance or who are unable to obtain healthcare insurance due to their medical history, age or occupation. For a monthly fee, our members obtain discounts that are typically between 10% and 50% percent off the retail price of participating healthcare provider products and services. Acceptance into our health programs is unrestricted, and our programs may be utilized by the member's entire household. We believe our commitment to flexibility in product design, systems and operations for a range of distribution models will contribute directly to our success and help distinguish us from our competitors.

         Our principal executive offices are located at 120 Gibraltar Road, Suite 107, Horsham, Pennsylvania 19044, and our telephone number is (215) 682-7114. We maintain a Web site at www.carexpresshealth.com. Information contained on our Web site does not constitute part of this prospectus.

                                  THE OFFERING

         This prospectus covers the public sale of 15,659,375 shares of common stock to be sold by the selling security holders identified in this prospectus. Of this amount, 400,000 shares are issuable upon the exercise of options and 8,534,250 shares are issuable upon the exercise of warrants.

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors in addition to other information in this prospectus before purchasing our common stock. The risks and uncertainties described below are those that we currently deem to be material and that we believe are specific to our company and our industry. In addition to these risks, our business may be subject to risks currently unknown to us. If any of these or other risks actually occurs, our business may be adversely affected, the trading price of our common stock may decline and you may lose all or part of your investment.

                       RISKS ASSOCIATED WITH OUR BUSINESS

WE ARE AN EARLY-STAGE COMPANY WITH AN UNPROVEN BUSINESS MODEL, WHICH MAKES IT DIFFICULT FOR US TO EVALUATE OUR CURRENT BUSINESS AND FUTURE PROSPECTS.

         We have only a limited operating history upon which to base an evaluation of our current business and future prospects. We have only been offering our CARExpress membership programs since 2003. As a result, the revenue and income potential of our business is unproven. In addition, we have very limited historical data with respect to sales of our CARExpress membership cards because we have been selling them for less than two years. Because of our limited operating history and because the health savings industry is rapidly evolving, we have limited insight into trends that may emerge and affect our business. We may make errors in predicting and reacting to relevant business trends, which could harm our business.

         Before purchasing our common stock, you should consider an investment in our common stock in light of the risks, uncertainties and difficulties frequently encountered by early-stage companies in new and rapidly evolving markets such as ours, including those described herein. We may not be able to successfully address any or all of these risks. Failure to adequately address such risks could cause our business, financial condition and results of operations to suffer.

WE HAVE A HISTORY OF LOSSES AND, BECAUSE WE EXPECT OUR OPERATING EXPENSES TO INCREASE IN THE FUTURE, WE DO NOT EXPECT TO BECOME PROFITABLE IN THE NEAR TERM, IF EVER.

         We have experienced net losses in each fiscal quarter since our inception and as of March 31, 2005, had an accumulated deficit of approximately $3.9 million. We incurred net losses to common shareholders of approximately $505,000 during the three months ended March 31, 2005, approximately $2.6 million during the year ended December 31, 2004, and approximately $267,000 during the year ended December 31, 2003. We expect to continue to incur significant net losses for the foreseeable future. We also expect our operating expenses to increase substantially as we:

o     develop new discount healthcare membership programs;

o recruit and hire additional personnel, including customer service and support staff and marketing representatives;

o leverage and develop relationships with additional preferred provider organizations ("PPOs") and providers of healthcare services;

o     upgrade our operational and financial systems, procedures and controls;
      and

o comply with Securities and Exchange Commission ("SEC") reporting requirements and fulfill the other responsibilities we will have as a public company.

WE MAY NEED TO RAISE ADDITIONAL FUNDS IN THE FUTURE, WHICH FUNDS MAY NOT BE AVAILABLE OR, IF AVAILABLE, MAY NOT BE AVAILABLE ON ACCEPTABLE TERMS.

         We expect that our operating expenses will increase substantially over the next 12 months. In addition, we may experience a material decrease in liquidity due to unforeseen capital requirements or other events and uncertainties. As a result, we may need to raise additional funds, and such funds may not be available on favorable terms, if at all. If we cannot raise funds on acceptable terms, we may not be able to sell or create new CARExpress membership programs, execute on our business plan, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements. This may seriously harm our business, financial condition and results of operations.

WE MUST DEVELOP AND EXPAND OUR USE OF MARKETING REPRESENTATIVES TO INCREASE REVENUE AND IMPROVE OUR OPERATING RESULTS.

         Our success will depend in large part upon our ability to attract, retain and motivate the network of independent marketing representatives who principally market our CARExpress membership programs. We will need to expand our existing relationships and enter into new relationships with marketing representatives in order to increase our current and future market share and revenue. We compete with all types of network marketing companies throughout the United States for new marketing representatives. We can provide no assurance that we will be able to maintain and expand our existing relationships or enter into new relationships, or that any new relationships will be available on commercially reasonable terms. If we are unable to maintain and expand our existing relationships or enter into new relationships, we may lose customer introductions, co-marketing benefits and sales, and our operating results may suffer.

OUR INCREASING RELIANCE ON MARKETING REPRESENTATIVES COULD RESULT IN REDUCED REVENUE GROWTH BECAUSE WE HAVE LITTLE CONTROL OVER THEM OR THEIR MARKETING REPRESENTATIVES.

         We anticipate that sales by marketing representatives will account for a larger percentage of our total revenue in future periods. None of these parties is obligated to continue selling our products or to make any purchases from us. Our ability to generate increased revenue depends significantly upon the ability and willingness of our marketing representatives to market and sell our CARExpress membership programs throughout the United States. If they are unsuccessful in their efforts or are unwilling or unable to market and sell our CARExpress membership programs, our operating results may suffer.

         We cannot control the level of effort these parties expend or the extent to which any of them will be successful in marketing and selling our CARExpress membership programs. Our independent marketing representatives typically offer and sell our CARExpress membership programs on a part-time basis, and may engage in other business activities. These marketing representatives may give higher priority to the products or services of our competitors, reducing their efforts devoted to marketing our CARExpress membership programs. We may not be able to prevent these parties from devoting greater resources to support our competitors' products and reducing or eliminating their efforts to sell our CARExpress membership programs.

DEVELOPING AND MAINTAINING RELATIONSHIPS WITH PREFERRED PROVIDER ORGANIZATIONS ARE CRITICAL TO OUR SUCCESS AND THE LOSS OF ANY SUCH RELATIONSHIPS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

         As part of our business operations, we must develop and maintain relationships with preferred provider organizations and other provider networks within each market area that our services are offered. Developing and maintaining relationships with healthcare providers within a preferred provider organization is in part based on professional relationships and the reputation of our management and marketing personnel. Our preferred provider organization relationships may be adversely affected by events beyond our control, including departures of key personnel and alterations in professional relationships. The loss of a preferred provider organization within a geographic market area may not be replaced on a timely basis, if at all. The loss of a preferred provider organization for any reason could have a material adverse effect on our business, financial condition, and results of operations.

WE CURRENTLY RELY HEAVILY ON A SMALL NUMBER OF PREFERRED PROVIDER ORGANIZATIONS, THE LOSS OF ANY ONE OF WHICH OR THE CHANGE IN OUR RELATIONSHIP WITH ANY ONE OF WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

         PPONext, International Med-Care, CareMark, Cigna and Optum are some of the principal preferred provider organizations through which our members receive savings on healthcare services through our CARExpress membership programs. The loss of any of these preferred provider organizations or a disruption of our members' access to any of these preferred provider organizations could adversely affect our business. While we currently enjoy a good relationship with each of these preferred provider organizations, we can provide no assurance that we will continue to have a good relationship with any of them in the future, or that they may choose to partner with one of our competitors or compete directly with our CARExpress membership programs. If, for any reason, we should lose a provider relationship and be unable to promptly replace it with a new one, we may be unable to offer certain benefits to members, which could have a negative impact on our sales.

BECAUSE WE EXPECT TO DERIVE SUBSTANTIALLY ALL OF OUR FUTURE REVENUES FROM OUR CAREXPRESS MEMBERSHIP PROGRAMS, ANY FAILURE OF THESE PROGRAMS TO SATISFY CUSTOMER DEMANDS OR TO ACHIEVE MEANINGFUL MARKET ACCEPTANCE MAY SERIOUSLY HARM OUR BUSINESS.

         Substantially all of our revenues come from fees for our CARExpress membership programs, which has not gained widespread market acceptance. We expect our CARExpress membership programs to continue to account for substantially all of our revenues for the foreseeable future. If, for any reason, revenues derived from sales of our CARExpress membership programs decline or do not grow as rapidly as we anticipate, our operating results and our business may be significantly impaired. If our CARExpress membership programs fail to meet the needs of our target customers, or if they do not compare favorably in breadth and price to competing products, our growth may be limited. We cannot assure you that our CARExpress membership programs will achieve any meaningful market acceptance. If we cannot develop a market for our products, or if they develop more slowly than expected, our business, financial condition and results of operations may suffer.

         Our future financial performance will also depend on our ability to diversify our program offerings by successfully designing, developing and selling new and unique enhancements to discount healthcare membership programs. We cannot assure you that we will be successful in achieving market acceptance of any new programs that we develop. Any failure or delay in diversifying our existing offering of discount healthcare membership programs could harm our business, financial condition and results of operations.

WE MAY NOT BE ABLE TO DEVELOP ACCEPTABLE NEW DISCOUNT HEALTHCARE MEMBERSHIP PROGRAMS AT A RATE REQUIRED BY OUR RAPIDLY CHANGING MARKET.

         Our future success depends on our ability to develop new discount healthcare membership programs that keep pace with the rapidly evolving health savings industry and that address the changing needs of our customers. We may not be successful in either developing such programs or timely introducing them to the market. Uncertainties about the timing and nature of changes to healthcare regulations and the evolution of the health savings industry could delay our development of new programs or increase the expenses in developing them. The failure of our future discount healthcare membership programs to satisfy the needs of our customers may limit or reduce the market for these programs, result in customer dissatisfaction, and seriously harm our business, financial condition and results of operations.

WE MAY BECOME SUBJECT TO GOVERNMENT REGULATION MUCH LIKE AN INSURANCE COMPANY, WHICH MAY HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

         We offer and sell our CARExpress membership programs without license by any federal, state, or local regulatory licensing agency or commission, with the exception of the State of Florida. By comparison, companies that provide insurance benefits and operate healthcare management organizations and preferred provider organizations are regulated by state licensing agencies and commissions. These regulations cover operations, including scope of benefits, rate formula, delivery systems, utilization review procedures, quality assurance, enrollment requirements, claim payments, marketing and advertising. State insurance regulatory agencies and commissions may, in the future, determine that our CARExpress membership programs are subject to governmental regulation, which may adversely affect or limit our future operations.

         Compliance with these statutes and regulations are costly and may limit our operations. Statutes and regulations applicable to other healthcare organizations with which we may contract, such as patient freedom of choice rights and anti-discrimination rights, may force our healthcare management organizations and preferred provider organizations to withdraw as our network providers.

OUR OPERATIONS MAY BE AFFECTED BY FUTURE CHANGES IN INSURANCE LAWS AND REGULATIONS.

         Our CARExpress membership programs are not regulated as insurance products, and our marketing representatives are not required to be licensed as insurance brokers to be able to sell our CARExpress membership programs. Congress or state legislatures may in the future seek to bring our CARExpress membership programs and sales activities under the jurisdiction of insurance regulators. Should that occur, we may face material costs of compliance with the new laws and regulations, and if we cannot comply, we may be prohibited from selling our programs in certain jurisdictions.

         If we become subject to any licensing or regulatory requirements, our failure to comply with any such requirements could lead to a revocation, suspension or loss of licensing status, termination of contracts, and legal and administrative enforcement actions. In addition, the use of the internet in the marketing and distribution of our CARExpress membership programs is relatively new and presents certain regulatory issues, such as whether internet service providers, gateways or cybermalls are engaged in the solicitation or sale of insurance policies or otherwise transacting business requiring licensure under the laws of one or more states. Regulatory requirements are subject to change from time to time and may become more restrictive in the future, thereby making compliance more difficult or expensive or otherwise affecting or restricting our ability to conduct our business as now conducted or proposed to be conducted.

OUR USE OF MARKETING REPRESENTATIVES COULD SUBJECT US TO ENFORCEMENT ACTIONS, PENALTIES AND NEGATIVE PUBLICITY IF ANY SUCH REPRESENTATIVES DO NOT COMPLY WITH APPLICABLE FEDERAL AND STATE REGULATIONS.

         Our marketing representatives are subject to federal and state laws and regulations administered by the Federal Trade Commission and various state agencies. These laws and regulations include securities, franchise investment, business opportunity, and criminal laws prohibiting the use of "pyramid" or "endless chain" types of selling organizations. These regulations are generally directed at ensuring that product and service sales are ultimately made to consumers (as opposed to other marketing representatives) and that advancement within the network marketing organization is based on sales of products and services, rather than on investment in the company or other non-retail sales related criteria.

         The compensation structure of a network marketing organization is very complex. Compliance with all of the applicable regulations and laws is uncertain because of the evolving interpretations of existing laws and regulations, and the enactment of new laws and regulations pertaining in general to network marketing organizations and product and service distribution. Accordingly, there is the risk that the network marketing organizations that we use may be found to not comply with applicable laws and regulations. Such a finding could:

      o     result in enforcement action and imposition of penalty;

      o     require modification of the marketing representative network system;

      o     result in negative publicity; or

      o     have a negative effect on distributor morale and loyalty.

Any of these consequences could have a material adverse effect on our business, financial condition and results of operations.

OUR SYSTEMS MAY BE VULNERABLE TO SECURITY RISKS OR SERVICE DISRUPTIONS THAT COULD HARM OUR BUSINESS.

         Although we have taken measures to secure our systems against security risks and other causes of disruption of electronic services, our servers are vulnerable to physical or electronic break-ins and service disruptions, which could lead to interruptions, delays, loss of data or the inability to process customer requests. Such events could be very expensive to remedy, could damage our reputation and could discourage existing and potential customers from using our products. Any such events could substantially harm our business, results of operations and financial condition.

OUR CONTINUED GROWTH COULD STRAIN OUR PERSONNEL AND INFRASTRUCTURE RESOURCES, AND IF WE ARE UNABLE TO IMPLEMENT APPROPRIATE CONTROLS AND PROCEDURES TO MANAGE OUR GROWTH, WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS PLAN.

         We are beginning to experience rapid growth in our operations, which is placing, and will continue to place, a significant strain on our management, administrative, operational and financial infrastructure. Our future success will depend in part upon the ability of our senior management to manage growth effectively. This will require us to hire and train additional personnel to manage our expanding operations. In addition, we will be required to continue to improve our operational, financial and management controls and our reporting systems and procedures. If we fail to successfully manage our growth, we may be unable to execute upon our business plan.

WE FACE INCREASING COMPETITION FROM MORE ESTABLISHED COMPANIES THAT HAVE SIGNIFICANTLY GREATER RESOURCES THAN WE DO, WHICH MAY PLACE PRESSURE ON OUR PRICING AND WHICH COULD PREVENT US FROM INCREASING REVENUE OR ATTAINING PROFITABILITY.

         The health savings industry is rapidly evolving and competition for members is becoming increasingly intense. Our CARExpress membership programs are similar to or directly in competition with products and services offered by our direct competitors. Some of our healthcare providers may provide, either directly or through third parties, programs that directly compete with our programs. If discount healthcare membership products and services become standard features of healthcare companies, the demand for our CARExpress membership programs may decrease. In addition, the preferred provider organizations and provider networks that we use may decide to develop or sell competing products instead of our CARExpress membership programs. Moreover, even if our CARExpress membership programs provide a greater breadth of products and services and greater price discounts than programs offered by other companies operating in the health savings industry, potential customers might accept this limited functionality in lieu of purchasing our CARExpress membership programs due to their lack of familiarity with our programs.

         Some of our competitors enjoy substantial competitive advantages, such as:

      o programs that are functionally similar or superior to our membership programs;

      o     established reputations relating to membership programs;

      o     greater name recognition and larger marketing budgets and resources;

      o established marketing relationships and access to larger customer bases; and

      o     substantially greater financial, personal and other resources.

         We compete with numerous well-established companies that design and implement membership programs. Our current principal competitors include companies that offer healthcare products and services through membership programs much like our CARExpress membership programs, as well as insurance companies, preferred provider organization networks and other organizations that offer health benefit programs to their customers. Some of our competitors may be companies that have programs that are functionally similar or superior to our health membership programs. Most of our competitors possess substantially greater financial, marketing, personnel and other resources than us.

         We can provide no assurance that our current or future competitors will not:

      o provide healthcare benefit programs comparable or superior to our programs at lower membership prices;

      o adapt more quickly to evolving healthcare industry trends or changing industry requirements;

      o respond more quickly and effectively to new or changing opportunities, technologies, standards or customer requirements;

      o increase their emphasis on programs similar to ours to more effectively compete with us; or

      o successfully recruit independent marketing representatives by offering more attractive sales commissions.

For these and other reasons, we may not be able to compete successfully against our current and future competitors. Increased competition may result in price reductions, reduced gross margins, and loss of market share, any of which could have a material, adverse effect on our business, financial condition and results of operations.

OUR FAILURE TO ADEQUATELY PROTECT OUR CAREXPRESS BRAND AND OTHER INTELLECTUAL PROPERTY COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

         Intellectual property is important to our success. We generally rely upon confidentiality procedures and contractual provisions to protect our CARExpress brand and our other intellectual property, and we intend to apply for legal protection for certain of our intellectual property in the future. Any such legal protection we obtain may be challenged by others or invalidated through administrative process or litigation. Furthermore, legal standards relating to the validity, enforceability and scope of protection of intellectual property rights are uncertain, and adequate legal protection of our intellectual property may not be available to us in every country in which we intend to sell our products. The laws of some foreign countries may not be as protective of intellectual property rights as United States laws, and their mechanisms for enforcement of intellectual property rights may be inadequate. As a result, our means of protecting our proprietary technology and brands may be inadequate. Furthermore, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property. Any such infringement or misappropriation could have a material adverse effect on our business, financial condition and results of operations.

IF WE ACQUIRE ANY HEALTHCARE COMPANIES OR PRODUCTS IN THE FUTURE, SUCH COMPANIES AND PRODUCTS COULD PROVE DIFFICULT TO INTEGRATE, DISRUPT OUR BUSINESS, DILUTE STOCKHOLDER VALUE AND ADVERSELY AFFECT OUR OPERATING RESULTS.

         We may acquire or make investments in complementary healthcare companies, businesses, assets, products and services in the future. We have not made any such acquisitions or investments to date, and therefore, our ability to make acquisitions or investments is unproven. Acquisitions and investments involve numerous risks, including:

      o difficulties in integrating operations, technologies, services and personnel;

      o the diversion of financial and management resources from existing operations;

      o     the risk of entering new markets;

      o     the potential loss of key employees; and

      o the inability to generate sufficient revenue to offset acquisition or investment costs.

         In addition, if we finance any acquisitions by issuing convertible debt or equity securities, our existing stockholders may be diluted which could affect the market price of our stock. As a result, if we fail to properly evaluate and execute any acquisitions or investments, our business and prospects may be seriously harmed.

WE ARE DEPENDENT ON OUR MANAGEMENT TEAM, AND THE LOSS OF ANY KEY MEMBER OF THIS TEAM MAY PREVENT US FROM IMPLEMENTING OUR BUSINESS PLAN IN A TIMELY MANNER.

         Our success depends largely upon the continued services of our executive officers and other key management and development personnel. While we have entered into employment agreements with each of our executive officers, they may terminate their employment with us at any time without penalty. We do not maintain key person life insurance policies on any of our employees. The loss of one or more of our key employees could seriously harm our business, financial condition or results of operations. In such an event we may be unable to recruit personnel to replace these individuals in a timely manner, or at all, on acceptable terms.

BECAUSE COMPETITION FOR OUR TARGET EMPLOYEES IS INTENSE, WE MAY NOT BE ABLE TO ATTRACT AND RETAIN THE HIGHLY-SKILLED EMPLOYEES THAT WE NEED TO SUPPORT OUR PLANNED GROWTH.

         To execute our growth plan, we must attract and retain highly-qualified personnel. We need to hire additional personnel in virtually all operational areas, including selling and marketing, research and development, operations and technical support, customer service and administration. Competition for these personnel remains intense, especially for individuals with high levels of experience in designing and developing health savings programs. We may not be successful in attracting and retaining qualified personnel. Many of the companies with which we compete for experienced personnel have greater resources than we have. If we fail to attract new personnel or retain and motivate our current personnel, our business and future growth prospects could be severely harmed.

                       RISKS ASSOCIATED WITH OUR INDUSTRY

THE HEALTH SAVINGS INDUSTRY IS RAPIDLY EVOLVING, AND IF WE ARE NOT SUCCESSFUL IN PROMOTING THE BENEFITS OF OUR CAREXPRESS MEMBERSHIP PROGRAMS AND OUR CAREXPRESS BRAND, OUR GROWTH MAY BE LIMITED.

         Based on our experience with consumers, we believe that many consumers are not familiar with the health savings industry and the benefits provided by discount healthcare membership programs. In addition, there may be a time-limited opportunity to achieve and maintain a significant share of the market for healthcare membership programs due in part to the rapidly evolving nature of the health savings industry and the substantial resources available to our existing and potential competitors. If employers do not recognize or acknowledge these problems, then the market for our CARExpress membership programs may develop more slowly than we expect, which could adversely affect our operating results.

         Developing and maintaining awareness of our CARExpress brand is critical to achieving widespread acceptance of our existing and future CARExpress membership programs. Furthermore, we believe that the importance of brand recognition will increase as competition in our market develops. Successful promotion of our CARExpress brand will depend largely on the effectiveness of our marketing efforts and on our ability to develop reliable and useful CARExpress membership programs at competitive prices. If we fail to successfully promote our CARExpress brand, or if our expenses to promote and maintain our CARExpress brand are greater than anticipated, our financial condition and results of operations could suffer.

THE SUCCESS OF OUR BUSINESS DEPENDS UPON THE CONTINUED GROWTH AND ACCEPTANCE OF HEALTH MEMBERSHIP PROGRAMS AS A SUITABLE ALTERNATIVE OR SUPPLEMENT TO TRADITIONAL HEALTH INSURANCE.

         Expansion in the sales of our CARExpress membership programs depends on the acceptance of health membership programs as a suitable alternative or supplement to traditional health insurance. Health membership programs could lose their viability as an alternative to health insurance due to changes in healthcare laws and regulations, an inadequate number of healthcare providers participating in the programs, customer dissatisfaction with the method of making payments and receiving discounts, and new alternative healthcare solutions. If healthcare membership programs do not gain widespread market acceptance, the demand for our CARExpress membership programs could be significantly reduced, which could have a material adverse effect on our business, financial condition and results of operations.

EVOLVING REGULATION OF THE HEALTH SAVINGS INDUSTRY MAY AFFECT US ADVERSELY.

         As the health savings industry continues to evolve, increasing regulation by federal, state or foreign agencies becomes more likely. The delivery of discount health care products and services is subject to federal, state and local regulation, including the prohibition of business corporations from providing medical care, the fraud and abuse provisions of the Medicare and Medicaid statutes, state laws that prohibit referral fees and fee splitting, and regulations applicable to insurance companies and organizations that provide healthcare services. Compliance with changes in applicable regulations could materially increase the associated operating costs. Non-compliance with these laws and regulations could cause us to become the subject of a variety of enforcement or private actions, subject us or our management personnel to fines or various forms of civil or criminal prosecution, and result in negative publicity potentially damaging our reputation, network relationships, client relationships and the relationship with program members, representatives and consumers in general. Our failure to comply with current, as well as newly enacted or adopted federal and state regulations, could have a material adverse effect upon our business, financial condition and results of operations

                         RISKS ASSOCIATED WITH OUR STOCK

FUTURE SALES OF OUR COMMON STOCK MAY CAUSE OUR STOCK PRICE TO DECLINE.

         The sale of a large number of shares of our common stock available for sale in the market after this offering, or the belief that such sales could occur, could cause a drop in the market price of our common stock. We currently have 17,054,200 shares of common stock outstanding, all of which are "restricted securities" as that term is defined in Rule 144 of the Securities Act. We are registering 6,725,125 of these restricted shares in this offering. We are also registering an additional 400,000 shares of common stock underlying currently outstanding options and an additional 8,534,250 shares of common stock underlying currently outstanding warrants. The shares registered in this offering will be freely tradable without restriction or further registration under the Securities Act, unless the shares are purchased by our affiliates.

         Immediately after the effectiveness of the registration statement of which this prospectus is a part, 6,725,125 shares of our outstanding shares of common stock will be freely tradable without restriction or further registration under the Securities Act, unless the shares are purchased by our affiliates. The remaining 10,329,075 shares of common stock outstanding after the effectiveness of the registration statement will continue to be restricted securities.

         None of our directors, executive officers and other stockholders are subject to lock-up agreements or market stand-off provisions that limit their ability to sell common stock.

WE INTEND TO ATTEMPT TO RAISE ADDITIONAL FUNDS IN THE FUTURE, AND SUCH ADDITIONAL FUNDING MAY BE DILUTIVE TO STOCKHOLDERS OR IMPOSE OPERATIONAL RESTRICTIONS.

         We intend to raise additional capital in the future to help fund our operations through sales of shares of our common stock or securities convertible into shares of our common stock, as well as issuances of debt. Such additional financing may be dilutive to our stockholders, and debt financing, if available, may involve restrictive covenants which may limit our operating flexibility. If additional capital is raised through the issuances of shares of our common stock or securities convertible into shares of our common stock, the percentage ownership of existing stockholders will be reduced. These stockholders may experience additional dilution in net book value per share and any additional equity securities may have rights, preferences and privileges senior to those of the holders of our common stock. In addition, certain of our outstanding warrants contain provisions that provide for a downward adjustment in the exercise price in the event that we issue shares of our common stock or securities convertible or exercisable into shares of our common stock at a price less than the exercise price in effect at the time of the issuance of such securities, which could result in additional dilution to our stockholders.

THE MARKET PRICE OF OUR COMMON STOCK IS LIKELY TO BE HIGHLY VOLATILE AND SUBJECT TO WIDE FLUCTUATIONS.

         The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

      o     announcements of new programs or services by our competitors;

      o demand for our CARExpress membership programs, including fluctuations in license renewals; and

      o fluctuations in revenue from the network marketing organizations that we use.

        In addition, the market price of our common stock could be subject to wide fluctuations in response to:

      o     quarterly variations in our revenues and operating expenses;

      o     announcements of new programs or services by us; and

      o     our ability to accommodate the future growth in our operations.

         In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the market price of the stock of many early-stage companies and that often have been unrelated or disproportionate to the operating performance of these companies. Market fluctuations such as these may seriously harm the market price of our common stock. Further, securities class action suits have been filed against companies following periods of market volatility in the price of their securities. If such an action is instituted against us, we may incur substantial costs and a diversion of management attention and resources, which would seriously harm our business, financial condition and results of operations.

OUR OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY, AND THESE FLUCTUATIONS MAY CAUSE OUR STOCK PRICE TO FALL.

         Our operating results will likely vary in the future primarily as the result of fluctuations in our billings, revenues and operating expenses. We expect that our operating expenses will increase substantially in the future as we expand our selling and marketing activities, increase our research and development efforts, and hire additional personnel. If our results of operations do not meet the expectations of current or potential investors, the price of our common stock may decline.

OUR SHARES OF COMMON STOCK ARE NOT LISTED ON ANY NATIONAL SECURITIES EXCHANGE OR ESTABLISHED ELECTRONIC TRADING SYSTEM.

         Our shares of common stock do not currently trade on a national securities exchange or any other established electronic trading system. We intend to submit an application to the OTC Bulletin Board immediately after the effective date of the registration statement of which this prospectus is a part. We can provide no assurance, however, that such application will be submitted or, if it is, that it will be accepted by the OTC Bulletin Board or that our shares of common stock will be approved for trading on the OTC Bulletin Board. The failure of our shares to be approved for trading on the OTC Bulletin Board will have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock.

APPLICABLE SEC RULES GOVERNING THE TRADING OF "PENNY STOCKS" MAY LIMIT THE TRADING AND LIQUIDITY OF OUR COMMON STOCK WHICH MAY AFFECT THE TRADING PRICE OF OUR COMMON STOCK.

         In the event our shares of common stock are not listed on a national securities exchange, an electronic trading system, or the pink sheets, our common stock will very likely be considered a "penny stock" as defined under Rule 3a51-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and will be subject to SEC rules and regulations that impose limitations upon the manner in which our shares can be publicly traded. These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser's written agreement to a transaction prior to sale. These regulations may have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated by reference in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs and plans and objective of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expects," "intends," "plans," "projects," "estimates," "anticipates," or "believes" or the negative thereof or any variation thereon or similar terminology or expressions.

         These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to:

      o our ability to fund future growth and implement our business strategy;

      o     demand for and acceptance of our CARExpress membership programs;

      o our dependence on a small number of preferred provider organizations for healthcare providers;

      o our ability to develop and expand the market for our CARExpress membership programs;

      o     our ability to market our CARExpress membership programs;

      o     growth and market acceptance of the health savings industry;

      o     competition in the health savings industry and our markets;

      o our ability to attract and retain qualified personnel and marketing representatives;

      o     legislative or regulatory changes in the healthcare industry;

      o     the condition of the securities and capital markets;

      o general economic and business conditions, either nationally or internationally or in the jurisdictions in which we are doing business;

and statements of assumption underlying any of the foregoing, as well as any other factors set forth under the caption "Risk Factors" on page 2 of this prospectus and "Management's Discussions an Analysis of Financial Condition and Results of Operation" below.

         All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Except as required by law, we assume no duty to update or revise our forward-looking statements based on changes in internal estimates or expectations or otherwise.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         This Management's Discussion and Analysis of Financial Condition and Results of Operations and other parts of this prospectus contain forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this prospectus are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the caption "Risk Factors" on page 2 of this prospectus and elsewhere in this prospectus. The following should be read in conjunction with our audited financial statements beginning on page F-1 of this prospectus.

OVERVIEW

         We are a leading national healthcare savings organization that designs and offers discount healthcare membership programs to uninsured and underinsured individuals. Our membership programs encompass all aspects of healthcare, including physicians, hospitals, ancillary services, dentists, prescription drugs, vision care, hearing aids, chiropractic and alternative care, 24-hour nurse line, and medical supplies and equipment. We offer our discount healthcare membership programs through a national healthcare savings network called CARExpress. CARExpress is one of the largest and most comprehensive healthcare savings network in the United States. Through CARExpress, we can provide members access to healthcare providers affiliated with some of the largest and most prestigious national health networks in the country.

         Our strategy is to sustain and expand our position as one of the leading providers of unique healthcare membership service programs. We intend to focus predominantly in underserved markets where individuals either have limited healthcare benefits or no insurance. We have developed programs that give individuals access to healthcare providers at reduced fees, and offer value and savings to healthcare consumers throughout the country. Through product design, competitive membership pricing and strong distribution channel partners, we plan to fill a significant void in the healthcare market that insurance plans have not addressed.

CRITICAL ACCOUNTING POLICIES

         Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements and accompanying notes, which have been prepared in accordance with accounting principals generally accepted in the United States. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. When making these estimates and assumptions, we consider our historical experience, our knowledge of economic and market factors and various other factors that we believe to be reasonable under the circumstances. Actual results may differ under different estimates and assumptions.

         The accounting estimates and assumptions discussed in this section are those that we consider to be the most critical to an understanding of our financial statements because they inherently involve significant judgments and uncertainties.

Revenue Recognition

         We recognize membership revenues on each monthly anniversary date. Membership revenues are reduced by the amount of refunds estimated to be incurred. For members that are billed directly, collection of the billed amount is collected almost entirely by automated clearing house electronic check or by electronic charge to the members' credit card. The settlement of those charges typically occurs within one or two days. In a minority of cases, the membership fees may be billed to the member by our third-party business partners, after which our portion of such revenue is remitted to us on a periodic basis.

Commission Expense

         We pay commissions to our independent marketing representatives, brokers and agents in the month following the month during which a member has enrolled in one or more of our CARExpress membership programs and the related monthly membership fees have been received by us. We do not pay advanced commissions to marketing representatives, brokers and agents on membership sales. The amounts of the commissions are based upon established commission schedules and are determined and accrued based upon the recognition of the related healthcare membership revenue.

Income Taxes

         As part of the process of preparing our consolidated financial statements, we are required to estimate our taxes in each of the jurisdictions in which we operate. This process involves us estimating our actual current tax exposure together with assessing temporary differences resulting from differing treatment of items, such as deferred revenue, for tax and accounting purposes. These differences result in deferred tax assets and liabilities that are included within our consolidated balance sheet. We must then assess the likelihood that our deferred tax assets will be recovered from future taxable income and to the extent we believe that recovery is not likely, we must establish a valuation allowance. To the extent we establish a valuation allowance or increase this allowance in a period, we must include an expense within the tax provision in our statement of operations.

         Management judgment is required in determining our provision for income taxes, our deferred tax assets and liabilities, and any valuation allowance recorded against our net deferred tax assets. As of December 31, 2004, we had a full valuation allowance against our deferred tax assets because the determination was made that it is more likely than not that all of the deferred tax assets may not be realized in the foreseeable future due to historical operating losses. Going forward, we will assess the continued need for the valuation allowance. After we have demonstrated profitability for a period of time and begin utilizing a significant portion of the deferred tax assets, we may reverse the valuation allowance, likely resulting in a significant benefit to the statements of operations in some future period. At this time, we cannot reasonably estimate when, or if, this reversal might occur.

RECENT ACCOUNTING PRONOUNCEMENTS

         In December 2004, FASB issued Statement of Financial Accounting Standards No. 123R, "Share-Based Payment" ("SFAS No. 123R"), which revised Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed. Prior to SFAS No. 123R, only certain pro forma disclosures of fair value were required. SFAS No. 123R will be effective for small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The impact of the adoption of this new accounting pronouncement would be similar to our calculation of the pro forma impact on net income of SFAS 123 included in "Note 8 - Stock Options" to our consolidated financial statements beginning on page F-18.

         For a more complete discussion of our accounting policies and procedures, see our Notes to Consolidated Financial Statements beginning on page F-14.

COMPARISON OF THREE-MONTH PERIODS ENDED MARCH 31, 2005 AND 2004

Revenues

         Revenues consist of the monthly membership fees that we receive from members of our CARExpress membership programs and commissions that we receive from the sale of insurance products that are sold in combination with our CARExpress membership programs. Revenues increased $9,895, or 116.6%, to $18,379 for the three months ended March 31, 2005 from $8,484 for the three months ended March 31, 2004. The increase of $9,895 was primarily a result of increased sales of our CARExpress membership programs to new customers. Approximately 30% of revenues recognized for the three months ended March 31, 2005 were derived from sales of our CARExpress membership programs to first-time members. The remaining 70% of revenues was generated from existing members. We expect growth in revenues to accelerate over the next 12 months as we continue to enter into sales and marketing agreements with retailers, outlets, unions and associations, execute upon our advertising and marketing campaigns, and design and sell unique discount healthcare membership solutions to new and existing customers.

Operating Expenses

         Operating expenses consist primarily of salary expense, general and administrative expenses, professional fees and rent expenses.

         Salary Expense. Salary expense consists of all salaries, stock compensation, benefits and related compensation that we pay to our employees. Salary expense increased $176,472 to $213,139 for the three months ended March 31, 2005, from $36,667 for the three months ended March 31, 2004. The increase of $176,472 was due primarily to the fact that only four employees were paid for only one month in 2004 while nine employees were paid for three months in 2005. Each of our executive officers is party to an employment agreement with us pursuant to which they will receive a fixed increase in salary on January 1 of each year of the remaining term of their respective agreement, and may be paid bonuses and other compensation at the discretion of our board of directors. A summary of the material terms of these employment agreements is provided below under "Executive Compensation" and under "Note 4 - Commitments and Contingencies
- Employment Agreements" of our unaudited consolidated financial statements for the three months ended March 31, 2005. In addition, we may retain additional executive management personnel with substantial experience in the healthcare or health savings industry. As a result, we expect salary expense to increase over the next 12 months.

         General and Administrative Expenses. General and administrative expenses consist of computer and telecommunication equipment costs, marketing and advertising expenses, Web site development expenses, sales commissions for marketing representatives, brokers and agents, and other general and administrative expenses. General and administrative expenses increased $111,464 to $116,610 for the three months ended March 31, 2005 from $5,146 for the three months ended March 31, 2004. The increase of $111,464 resulted primarily from $36,631 for advertising and marketing campaigns that we commenced for our CARExpress membership programs, an increase of $15,491 for expenses associated with business transactions and moving, and an increase of $5,440 for commissions paid to our marketing representatives, brokers and agents associated with increased sales of our CARExpress membership programs. We expect general and administrative expenses to continue to increase over the next 12 months as we engage in larger and more frequent marketing and advertising campaigns for our CARExpress membership programs, such as direct mail, print ad, television and internet campaigns, hire additional personnel for our customer service department, and add more personnel to support our expanding sales and marketing efforts, and as increased sales of our CARExpress membership programs result in higher overall sales commission expenses.

         Professional Fees. Professional fees consist of fees paid to our independent accountants, lawyers and other professionals. Professional fees increased $74,232 to $115,189 for the three months ended March 31, 2005 from $40,957 for the three months ended March 31, 2004. The increase of $74,232 was due primarily to professional fees associated with the completion of audited financial statements for our fiscal year ended December 31, 2004, and various capital-raising and business transactions that we commenced or completed during the quarter. We expect professional fees to increase over the next 12 months as we incur additional fees in connection with our preparation and filing of the registration statement of which this prospectus is a part and our compliance with SEC public reporting and corporate governance requirements upon the effectiveness of our the registration statement, and as we continue to engage in business transactions associated with the anticipated growth of our business.

         Rent Expense. Rent expense consists of the rent that we pay under the lease for our principal executive offices. Rent expense increased $31,925 to $50,913 for the three months ended March 31, 2005 from $18,988 for the three months ended March 31, 2004. The increase of $31,925 resulted primarily from our decision to move into a larger facility in April 2004 that provides us with 17 executive offices, a fully equipped state-of-the-art computer and telecommunications room, and the capacity to expand our customer service base to approximately 80 customer service agents. A summary of the material terms of this lease is provided under "Note 4 - Commitments and Contingencies - Facility Lease" of our unaudited consolidated financial statements for the three months ended March 31, 2005. We expect rent expense to increase over the next 12 months as a result of annual increases in our lease payments for this facility and the commencement of our payments under the lease that we entered into on July 1, 2005 for our facility in Sarasota, Florida.

COMPARISON OF YEARS ENDED DECEMBER 31, 2004 AND 2003

Revenue

         Revenues decreased $22,442 to $27,929 for the year ended December 31, 2004 from $50,371 for the year ended December 31, 2003. The decrease of $22,442 was primarily a result our decision to reduce marketing efforts on direct sales of our CARExpress membership programs to consumers and instead focus our marketing efforts on sales of our CARExpress membership programs to retailers, outlets, unions and associations. Approximately 30% of our revenues for the year ended December 31, 2004 were derived from sales of our CARExpress membership programs to retailers, outlets, unions and associations, compared to 70% for the year ended December 31, 2003.

Operating Expenses

         Salary Expense. Salary expense increased $496,369 to $577,248 for the year ended December 31, 2004 from $80,879 for the year ended December 31, 2003. The increase of $496,369 was due primarily to an increase in the number of personnel from one part-time employee in 2003 to 9 full-time employees and one part-time employee during 2004.

         General and Administrative Expenses. General and administrative expenses (not including marketing and advertising expenses, which are described below under "Advertising Expense") increased $328,543 to $407,141 for the year ended December 31, 2004 from $78,598 for the year ended December 31, 2004. The increase of $328,543 resulted primarily from $39,099 in additional taxes paid due to the increased payroll in 2004, $100,152 of additional travel and entertainment expense associated with marketing, contract negotiation and other business activities, $13,515 of additional supply costs as a result of increased personnel and activities, $5,734 increased in costs for additional computers, moving expenses of $6,618 for the move to our new offices, and $6,883 for computer repairs.

         Professional Fees. We incurred professional fees of $1,178,898 during our fiscal year ended December 31, 2004. We did not incur any professional fees during our fiscal year ended December 31, 2003 as we did not engage in any business transactions or activities requiring the services of independent accountants, lawyers or other professionals during that year. The $1,178,898 of professional fees that we incurred during our fiscal year ended December 31, 2004 was comprised primarily of professional fees associated with tax preparation, outside auditing, non-employee compensation for accounting and marketing activities during January and February 2004, and various business transactions that we commenced or completed during the year.

         Advertising Expense. Advertising expense consisted of costs that we incurred in connection with the various advertising and marketing campaigns for our CARExpress membership programs, such as direct mail, print ad, television and internet campaigns. We incurred advertising expense of $170,377 during the year ended December 31, 2004. We did not incur any advertising expense during the year ended December 31, 2003 as we did not engage in any marketing and advertising activities during that year. The $170,377 of advertising expense that we incurred during the year ended December 31, 2004 was comprised primarily of the direct mail, print ad, television and internet campaigns that we commenced during the year.

         Rent Expense. Rent expense increased $67,737 to $119,906 for the year ended December 31, 2004 from $52,169 for the year ended December 31, 2004. The increase of $67,737 resulted primarily from our decision to move into a larger facility in April 2004 that provides us with 17 executive offices, a fully equipped state-of-the-art computer and telecommunications room, and the capacity to expand our customer service base to approximately 80 customer service agents.

Loss on Extinguishment of Debt

         Loss on extinguishment of debt consists of losses realized upon the extinguishment of our existing debt obligations and the write-off of associated unamortized debt issuance costs. We incurred loss on extinguishment of debt of $83,393 for our fiscal year ended December 31, 2004. We did not incur any loss on extinguishment of debt for our fiscal year ended December 31, 2003. The loss on extinguishment of debt of $83,393 that we incurred during our fiscal year ended December 31, 2004 consisted of losses realized upon the issuance of shares of our common stock and the payment of cash in exchange for the extinguishment of debt obligations and the write-off of unamortized debt issuance costs resulting therefrom that we had incurred in connection with the funding of our business operations. Since we do not intend to fund our future operations by means of the issuance of debt, and since we had only 23,742 in notes payable outstanding on December 31, 2004, we do not expect to incur any material loss on extinguishment of debt during the next 12 months.

LIQUIDITY AND CAPITAL RESOURCES

         Since our inception, we have funded our operations primarily through private sales of equity securities and the use of short-term and long-term debt. As of March 31, 2005, we had a cash and cash equivalents balance of $73,258.

         Net cash used in operating activities was $429,745 for the three months ended March 31, 2005 compared to $462,673 for the three months ended March 31, 2004. The $32,928 decrease in cash used in operating activities was primarily due to an increase in accounts payable and accrued expenses of approximately $376,000 and a decrease in spending on current assets of approximately $50,000, partially offset by increased net loss of approximately $401,000. Net cash used in operating activities was $1,622,875 for our fiscal year ended December 31, 2004, compared to $130,520 for our fiscal year ended December 31, 2003. The $1,492,355 increase was due primarily to and increase in net loss of approximately $2,324,000, and a decrease in accounts payable and accrued expenses of approximately $270,000 and interest payable of approximately $44,000, partially offset by an increase in noncash compensation consisting of shares of our common stock issued in exchange for professional, consulting, advisory and other services of approximately $1,049,000 and loss on the extinguishment of debt and related costs of approximately $83,000.

         Net cash used in investing activities was $25,000 for the three months ended March 31, 2005 compared to $11,411 for the three months ended March 31, 2004. The $13,589 increase in cash used by investing activities was due to our payment of notes receivable of $25,000, partially offset by a decrease in purchases of fixed assets and Web site costs of approximately $11,000. Net cash used in investing activities was $161,956 for our fiscal year ended December 31, 2004. We did not have any cash flows from investing activities for our fiscal year ended December 31, 2003. The $161,956 increase was due to an increase in purchases of fixed assets and Web site costs.

         Net cash provided by financing activities was $71,088 for the three months ended March 31, 2005 compared to $768,040 for the three months ended March 31, 2004. The $696,952 decrease in net cash provided by financing activities was due primarily to a decrease in proceeds from sales of shares of our common stock and subscriptions payable of approximately $706,000 and an increase in certificates of deposits of approximately $35,000, partially offset by a decrease in payments on notes payable of approximately $43,000. Net cash provided by financing activities was $2,206,576 for our fiscal year ended December 31, 2004 compared to $114,551 for our fiscal year ended December 31, 2003. The $2,092,025 increase in cash flows from financing activities was due primarily to an increase in proceeds from sales of our common stock and subscriptions payable of approximately $2,403,000, partially offset by an increase in payments on our notes payable of approximately $203,000 and a decrease in proceeds from the issuance of notes payable of approximately $106,000.

         We had working capital of $239,967 at December 31, 2004.

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

         Our primary sources of financing over the past twelve (12) months are set forth below.

         In August 2004, we completed a private offering of 2,777,000 shares of our common stock, Class A warrants to acquire 1,388,500 shares of our common stock, and Class B warrants to acquire 1,388,500 shares of our common stock, for aggregate cash consideration of $1,388,500. These securities were sold in units comprised of two shares of common stock, one Class A warrant and one Class B warrant. The units were sold at a purchase price of $1.00 per unit. Each Class A warrant is initially exercisable into one share of our common Stock at an exercise price of $1.00 per share. Each Class B Warrant is initially exercisable into one share of our common stock at an exercise price of $2.00 per share.

         In September 2004, we completed a private offering of 173,968 shares of our common stock, Class A warrants to acquire 86,984 shares of our common stock, and Class B warrants to acquire 86,984 shares of our common stock, for aggregate cash consideration of $86,984. These securities were sold in units comprised of two shares of common stock, one Class A warrant and one Class B warrant. The units were sold at a purchase price of $1.00 per unit. Each Class A warrant is initially exercisable into one share of our common Stock at an exercise price of $1.00 per share. Each Class B Warrant is initially exercisable into one share of our common stock at an exercise price of $2.00 per share.

         In April 2005, we completed a private offering of 2,448,751 shares of our common stock, Class A warrants to acquire 816,250 shares of our common stock, and Class B warrants to acquire 816,250 shares of our common stock, for aggregate cash consideration of $979,501. These securities were sold in units comprised of three shares of common stock, one Class A warrant and one Class B warrant. The units were sold at a purchase price of $1.20 per unit. Each Class A warrant is initially exercisable into one share of our common Stock at an exercise price of $1.00 per share. Each Class B Warrant is initially exercisable into one share of our common stock at an exercise price of $2.00 per share.

         In May 2005, we completed a private offering of 635,750 shares of our common stock, Class A warrants to acquire 317,875 shares of our common stock, and Class B warrants to acquire 317,875 shares of our common stock, for aggregate cash consideration of $254,300. These securities were sold in units comprised of three shares of common stock, one Class A warrant and one Class B warrant. The units were sold at a purchase price of $1.20 per unit. Each Class A warrant is initially exercisable into one and one-half shares of our common Stock at an exercise price of $.60 per share. Each Class B warrant is initially exercisable into one and one-half shares of our common stock at an exercise price of $.80 per share.

         In May 2005, we completed a private offering of 1,800,000 shares of our common stock, Class A warrants to acquire 1,800,000 shares of our common stock, and Class B warrants to acquire 1,800,000 shares of our common stock, for aggregate consideration of $720,000. These securities were sold in units comprised of three shares of common stock, three Class A warrants and three Class B warrants. The units were sold at a purchase price of $1.20 per unit. Each Class A warrant is initially exercisable into one share of our common Stock at an exercise price of $.60 per share. Each Class B warrant is initially exercisable into one share of our common stock at an exercise price of $.80 per share.

         In June 2005, we completed a private offering of 1,490,000 shares of our common stock, Class A warrants to acquire 1,490,000 shares of our common stock, and Class B warrants to acquire 1,490,000 shares of our common stock, for aggregate cash consideration of $596,000. These securities were sold in units comprised of three shares of common stock, three Class A warrants and three Class B warrants. The units were sold at a purchase price of $1.20 per unit. Each Class A warrant is initially exercisable into one share of our common Stock at an exercise price of $.60 per share. Each Class B warrant is initially exercisable into one share of our common stock at an exercise price of $.80 per share.

         The forgoing constitutes our principal sources of financing during the past twelve (12) months. We do not currently maintain a line of credit or term loan with any commercial bank or other financial institution. To date, our capital needs have been principally met through the receipt of proceeds from sales of our equity and debt securities.

         We believe that our current cash resources will be sufficient to sustain our current operations for the next twelve (12) months. We intend to continue to invest our cash in excess of current operating requirements in interest-bearing, investment-grade securities. We intend to obtain additional cash resources within the next twelve (12) months to finance the growth of our business through sales of debt or equity securities and through proceeds received from the exercise of outstanding options and warrants by our security holders. The sale of additional equity or convertible debt securities would result in additional dilution to our shareholders. The issuance of additional debt would result in increased expenses and could subject us to covenants that may have the effect of restricting our operations. We have not made arrangements to obtain additional financing and we can provide no assurance that financing, if required, will be available in amount or on terms acceptable to us, if at all. If we are unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms favorable to us, we may be required to delay or scale back any plans we may have to acquire such companies, businesses, assets or technologies.

OFF-BALANCE SHEET ARRANGEMENTS

         As of March 31, 2005, we did not have any relationships with unconsolidated entities or financial partners, such as entities often referred to as structured finance or special purpose entities, that had been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

                             DESCRIPTION OF BUSINESS

OVERVIEW

         We are a national healthcare savings organization founded in 1989 and reorganized in 2001 by healthcare and finance experts to address the need for affordable healthcare nationwide. We create, market and distribute membership savings programs to predominantly underserved markets in the healthcare industry through a national healthcare savings network called CARExpress ("CARExpress").

         CARExpress is a sophisticated network of hospitals, doctors, dentists, pharmacists and other healthcare providers comprised of an aggregate of over 1,000,000 medical professionals that have agreed to render their services and products to CARExpress members at substantially discounted prices. CARExpress enables a person to engage in point-of-service transactions directly with these providers and receive discounts from the provider that are similar to those received by a person employed by a large corporation with hundreds of thousands of employees.

         Our programs offer savings on healthcare services to persons who are uninsured, underinsured, or who have elected to purchase only high deductible or limited benefit medical insurance policies, by providing access to the same preferred provider organizations ("PPOs") that are utilized by many insurance companies and employers who self-fund at least a portion of their employees' healthcare risk. Our programs are also used to supplement benefit plans and fill in the gaps created by the need to reduce health benefits to keep the costs of health insurance reasonable. These programs are sold primarily through a network marketing strategy under the name CARExpress, but are also offered through resellers who have privately labeled or co-branded the CARExpress services and through employers as part of an employee benefit plan.

HEALTHCARE INDUSTRY

         The healthcare industry remains in a state of turmoil and crisis. The U.S. Department of Commerce estimates that 15.6% of all Americans, or 45 million individuals, were without health insurance coverage in 2003, up from 15.2%, or
43.6 million individuals, in 2002, an increase of 1.4 million people, and that 21% of all Americans, or 61 million individuals, had only marginal coverage in 2003. The percentage of people working full-time without health insurance in 2003 was 17.5%, an increase of 16.8% from 2002. According to CMS, Office of the Actuary, National Health Statistics Group and the U.S. Census Bureau, iProceed.com, the Centers for Medicare and Medicaid Services estimates that healthcare expenditures in the United States topped $1.7 trillion in 2003.

         Several factors have contributed to the increase in the cost of healthcare, including the following:

         Over Utilization of the Healthcare System. American citizens are utilizing healthcare services at an ever-increasing rate. Behind this phenomenon is the fact that insurance plans and healthcare management organizations are structured to encourage usage. Small co-payments, generally from $10 or $15 per office visit, encourage insured consumers to use the healthcare system more frequently because they do not perceive themselves ultimately as having to pay the full costs of the medical services received.

         Strict State Insurance Regulations. A number of insurance companies have pulled out of certain states due to state regulations that no longer provide for a viable operating environment. As a result of these health coverage cancellations, those formerly insured individuals and families are required to pay more for their insurance coverage, cannot obtain any coverage because of pre-existing conditions, or simply remain uninsured for healthcare.

         Escalating Tensions Between Medical Providers and Payors. Tensions between medical providers and payors are escalating. The medical decision is often no longer in the hands of the doctor and the patient. Rather, administrators at healthcare management organizations and insurance companies determine the procedures to be performed. Doctors and hospitals, having experienced decreases in their income and profits, are demanding higher compensation, particularly from the healthcare management organizations.

         These increasing costs have led to limitations on reimbursement from insurance companies, HMOs and government sources and have generated demand for products and services designed to control healthcare costs. Many employers have responded to the increased cost of providing health insurance to their employees by reducing or eliminating available insurance coverage and/or by requiring employees to contribute heavily to premiums, especially for family members.

         As a result, more Americans are being forced to self-insure and pay a growing portion of the cost of their healthcare. Some are entirely uninsured. Others can only afford or choose only a high deductible or limited benefit health insurance policy. In either case, this patient population increasingly forgoes medical procedures or relies on emergency care for its healthcare needs and often incurs prohibitive expenses. Additionally, costs of healthcare (in doctors' offices and hospitals) for this patient population are often far higher than the amount an insured and the insurance company would pay for the same healthcare services for its insureds. The uninsured and underinsured patients have had no one to negotiate healthcare service costs on their behalf.

         Market demand is significant for any product that can accomplish one or more of the following:

      o provide a low-cost alternative to health insurance for the 90-plus million Americans who have either no insurance or only catastrophic insurance coverage;

      o provide the 65% of small businesses that do not provide health benefits to employees with an affordable way to provide benefits to their employees;

      o reduce the cost of claims and re-insurance premiums for large corporations, unions and insurance companies;

      o provide quality care at a price that is both affordable to consumers and that will pay providers a reasonable profit for their services; and

      o provide supplemental benefits, such as dental, vision, elective surgery, chiropractic and alternative care, that are not covered by insurance plans.

HEALTH SAVINGS INDUSTRY

         The health savings industry is in its infancy, with annual aggregate sales of only about $1 billion to date. We believe that within the next decade more than 100 million Americans are expected to utilize some version of a health savings program and that the potential market for the healthcare savings industry for uninsured individuals alone may grow to over $27 billion a year.

         Membership service programs offer selected products and services from a variety of vendors with the objective of enhancing the existing relationship between businesses and their customers. When designed, marketed, and managed effectively, membership service programs can be of significant value to:

      o     Consumers, who become members of the membership program;

      o     Vendors, through sales and marketing of their products and services;
            and

      o Wholesale clients, through which the program memberships are offered or sold in connection with other benefits or sales.

         Product vendors and service providers are seeking more cost-effective and efficient methods to expand their customer base and market share, other than through the traditional mass-marketing channels of distribution. In addition, vendors are seeking to reach new customers and strengthen relationships with existing customers.

OUR CAREXPRESS HEALTHCARE SOLUTION

Overview

         We offer a discount healthcare membership solution designed in response to rising healthcare costs and the growing number of people that can no longer afford traditional insurance coverage. Our healthcare solution is based upon the following underlying principles: (i) healthcare decisions must be put back in the hands of the doctor and the patient, without undue oversight by parties with only economic interests in the decision; (ii) responsibility for over-utilization of healthcare products and services due to low co-pays and deductibles must be put back in the hands of the patient; and (iii) healthcare must be affordable for patients, while providing the medical providers with adequate payment on a timely basis for services provided.

         Our solutions address these underlying principles in the following manner:

      o we assist our program members in saving between 10% and 50% on healthcare products and services by informing them who the most cost-effective healthcare providers in their area are and providing them access to these providers;

      o we allow the patient and the healthcare provider to decide treatment protocols with no interference from any third party;

      o we facilitate the financial transaction between the healthcare provider and patient-member by enabling the provider to receive prompt payment; and

      o we provide the patient with an incentive to minimize utilization of healthcare products and services to achieve cost savings, regardless of whether the patient has a high deductible insurance policy or is self-insured, because the patient-member is directly responsible for a significant portion of his or her medical expenses.

         We believe that our emphasis on discount health services addresses two significant concerns in the healthcare industry: cost containment and the rising number of people who are uninsured or underinsured. We believe that our discount health programs provide a low-cost, non-insurance alternative to individuals who are seeking to reduce their out-of-pocket healthcare costs not covered by insurance or who are unable to obtain healthcare insurance due to their medical history, age or occupation. For a monthly fee, our members obtain discounts that are typically between 10% and 50% percent off the retail price of participating healthcare provider products and services. Acceptance into our health programs is unrestricted, and our programs may be utilized by the member's entire household.

Our CARExpress Membership Programs

         We design and offer discount healthcare membership programs for uninsured and underinsured individuals. Our membership programs encompass all aspects of healthcare, including physicians, hospitals, ancillary services, dentists, prescription drugs, vision care, hearing aids, chiropractic and alternative care, 24-hour nurse line, and medical supplies and equipment. We offer our discount healthcare membership programs through a national healthcare savings network called CARExpress ("CARExpress"). CARExpress is one of the largest and most comprehensive healthcare savings network in the United States. Through CARExpress, we can provide members access to healthcare providers affiliated with PPONext, International Med-Care, CareMark, Cigna and Optum, five of the largest and most prestigious national health networks in the country. Through these and other networks, we provide members access to over 1,000,000 healthcare providers in the United States, including more than 70% of practicing doctors and surgeons, 70% of all acute care hospitals and 90% of all pharmacies. Our CARExpress membership programs allow everyone in the country to utilize just about any type of healthcare service wherever it is available, whether the person needs a comprehensive healthcare package or simply needs supplemental healthcare benefits, such as dental or vision care or prescriptions.

         Memberships in our programs are offered and sold through our direct sales force and through independent marketing consultants. Memberships in our CARExpress programs range in price from $9.95 to $39.95 per month, depending upon the program selected. Healthcare products and services are bundled, priced and marketed utilizing relationship marketing strategies to target the profiled needs of our customers. The discounts realized by our members typically range from between 10% and 50% off providers' usual and customary fees. Our CARExpress membership programs require members to pay the provider at the time of service, thereby eliminating the need for any insurance claims filing. These discounts, which are similar to managed care discounts, typically save the individual more than the cost of the program itself.

         Our CARExpress membership programs are not insurance. There is no undertaking by us to pay any portion of any fee for services or prescriptions purchased using our CARExpress membership cards. Rather, our CARExpress membership programs provide consumers with access to providers who are members of PPOs or other provider networks and who have agreed in advance to honor our CARExpress membership cards and accept previously-negotiated reductions in their fees from patients who pay cash for their products and services. CARExpress members simply present their CARExpress membership card to the participating provider at the time of the service to qualify for the discount.

         We believe that millions of Americans can benefit in some manner from joining our CARExpress membership programs, regardless of whether they have health insurance or not. In general, we believe that our CARExpress membership programs are most attractive and beneficial to the following people and organizations:

      o people without insurance coverage, including self-employed individuals and part-time or temporary employees;

      o     people with gaps in their insurance coverage;

      o people who have been turned down for insurance coverage due to a pre-existing condition clause;

      o people who have been turned down for insurance because of age, occupation, medical history, lifestyle or other reasons;

      o people who have reached the yearly and/or lifetime benefit limits of their insurance policy;

      o people who choose alternative healthcare solutions that are often not covered by HMOs, PPOs, or other insurance, or who seek providers not covered by their present health plans;

      o small business owners who want to provide their employees with a low-cost healthcare program;

      o employees whose employers have terminated or curtailed employee health benefits;

      o people who may be underinsured because of restrictions or provisions in their managed care plans, such as limited coverage, high deductibles or co-insurance limits;

      o small businesses, chambers of commerce, employers of temporary or part-time personnel and other businesses seeking affordable health benefits for their employees in order to promote employee loyalty and differentiate their companies in the marketplace; and

      o unions, associations, trade groups and other organizations seeking to increase membership and promote member/customer loyalty by providing or offering a discount health benefit.

How CARExpress Works

         Most members pay for the program on a monthly basis, either through automatic bank draft or credit card. Individuals who do not wish to use either of these payment methods are required to pay annually at the time of enrollment. Groups of 20 or more can also choose to be billed on a monthly basis. Members may cancel their membership at any time by returning their identification cards, along with a written notice of cancellation. There is a 30-day money-back guarantee so that if a member is not completely satisfied with the program, the member will be refunded the program fee upon the return of the identification cards. Upon enrollment, new members receive a member kit that includes instructions on using the program, provider directories for their area and a CARExpress membership card. Except with respect to hospitals, members select a participating provider, make their appointment, present their CARExpress membership care and receive their discount at the time of service. There are no claim forms or bills to be processed. Both the member and provider are finished with the transaction.

         In order to obtain discounts from participating hospitals, our members complete a payment pre-certification process which will make their medical visit similar to other medical payment insurance plans. The member calls our contract partner to arrange for pre-certification and prepayment using a major credit card or certified funds. Our contract partner assigns a case manager who coordinates and oversees the member's hospital stay. The member makes no payment to the provider at the time services are rendered but simply presents his CARExpress membership card. The provider bills our contract partner and our contract partner pays the provider and charges the discounted amount to the member. The member subsequently receives a statement of savings indicating the original amount billed, the amount charged after savings were applied and the total amount saved.

Benefits of Using CARExpress

         Our CARExpress membership programs provide benefits to our members, unions, associations, and organizations, as well as providers and healthcare networks.

         Benefits to Members. We believe that members will be attracted to our CARExpress membership programs because they provide members with access to healthcare products and services on a discounted basis and because of their flexibility and ease of use. Membership in our CARExpress membership programs is unrestricted and provides benefits to individuals who, because of their medical history, age or occupation, are unable to obtain health insurance. Our CARExpress membership programs cover each person in the member's immediate family and can be used as often as they wish. In addition, unlike many insurance or managed care programs, members have no paperwork or claims to prepare and no waiting periods.

         Benefits to Unions/Associations/Organizations. We believe that our CARExpress membership programs will be attractive to unions, associations, corporations and other organizations with large memberships or employee bases because they can assist these organizations in their efforts to attract and retain members and employees by enabling them to offer a more complete healthcare benefits package. Similarly, as competition among HMOs for participants intensifies, we believe that our CARExpress membership programs will enable HMOs to offer a more complete array of potential healthcare benefits. Due to the low cost of our CARExpress membership programs, these organizations may offer them to part-time employees who often are not eligible for healthcare benefits offered to full-time employees. Moreover, because our CARExpress membership programs are discount health programs and not insurance products, these organizations can offer discounts to their members or employees without bearing any economic risk in excess of the annual cost of the program.

         Benefits to Providers and Healthcare Networks. We believe that physicians, hospitals and other healthcare providers will be attracted to our CARExpress membership programs because our programs will help the providers increase their customer base. While members will pay fees and charges that are less than those paid by non-members, the incremental business from members offers an additional source of revenue to the providers, with little or no increase in their overhead costs. In addition, healthcare providers are paid at the time of service, reducing the in-office billing procedures and cost and allowing the provider to immediately collect payment. We believe that our CARExpress membership programs are also attractive to provider networks because they increase the likelihood that providers will affiliate with provider networks in order to gain access to more members.

STRATEGY

         Our strategy is to sustain and expand our position as one of the leading providers of unique healthcare membership service programs. We intend to focus predominantly in underserved markets where individuals either have limited healthcare benefits or no insurance. We have developed programs that give individuals access to healthcare providers at reduced fees, and offer value and savings to healthcare consumers throughout the country. Through product design, competitive membership pricing and strong distribution channel partners, we plan to fill a significant void in the healthcare market that insurance plans have not addressed.

         Key elements of our strategy are as follows:

         Develop Unique Healthcare Service Programs For Broad Markets. Our focus is on the continued development and introduction of unique programs that address the health and lifestyle needs of targeted consumer groups. We continually research our markets to keep abreast of trends in the demand for consumer-paid healthcare. We intend to further develop and expand our marketing capabilities by increasing the content currently available on our Web site, developing programs to offer our CARExpress membership programs directly to affinity groups, such as unions, small businesses, trade associations and charitable organizations, and expanding our in-house marketing staff. We intend to increase sales of our CARExpress membership programs by adding related discounted products and services, such as accidental death coverage. We also may acquire additional products and services complementary to our CARExpress membership programs to expand the breadth of our healthcare solutions, and may start up or acquire other companies engaged in healthcare or related industries. We anticipate that this plan will allow us to obtain a larger share of the healthcare market through existing marketing channels and through establishment of new customer relationships.

         Recruit Independent Marketing Representatives. Growth in sales of our CARExpress membership programs is dependent upon our independent marketing representatives continuing to market CARExpress membership programs and recruit independent marketing representatives. We intend to continually increase our support for these marketing representatives to maximize the volume generated through this sales channel by training our sales reps to completely and accurately explain the benefits, limitations, and use of our CARExpress membership programs. We also plan to improve the productivity of our existing marketing representatives through lead development, marketing support, sales assistance and training. Recurring revenue from members of unions and associations is dependent upon marketing representatives continuously marketing our products to their customer base. We intend to continue to focus our efforts on retaining our existing marketing representatives and obtaining new marketing representatives through our direct sales team.

         Leverage and Develop Multiple Network Partners. We are constantly seeking and negotiating new agreements with PPOs and other provider networks. While we currently have contractual relationships with several of the largest and most prestigious preferred provider organizations in the country for access to savings on healthcare provider products and services, we need to continuously assess the capabilities of that network and work towards providing alternative network solutions for our members. We believe that our large provider base enhances our CARExpress membership programs with market credibility, and we intend to leverage this credibility to further our market penetration.

         Provide High Quality Customer Service. In order to achieve our anticipated growth and to ensure member, provider and marketing representative loyalty, we continue to develop and invest significantly in our member service systems. We recently moved into a sophisticated customer service center from which both cardholders and providers can get prompt, courteous, and complete information about all aspects of our CARExpress membership programs. We have also developed a proprietary computer database system that provides customer service representatives immediate access to provider demographic data and member information, including the components of each member program or plan and the details a member requires to properly utilize the program.

         Develop a Corporate-Level Sales Team. To complement individual and group sales and lead generation accomplished through our marketing representatives, we have undertaken a strategy to promote sales to groups and self-funded employers with a corporate-level sales team having experience with the group insurance market and the operations of a third party administrator.

PRODUCTS

         We offer several distinct CARExpress membership programs that provide members with access to distinct discounted healthcare products and services, and design healthcare membership programs for unions, associations, corporations and other organizations that combine our CARExpress membership programs with certain insurance products on a co-branded basis.

CARExpress Membership Programs

         We currently offer five standard CARExpress membership programs that provide benefits that range from prescription drug and vision care to comprehensive physician, hospital, vision, dental and other care. A description of each of these programs is provided below.

         Comprehensive Care Program. This program is designed for individuals and families with no health insurance. It provides members with access to all of our CARExpress products and services, including physician, hospital and ancillary care, dental and vision care, retail and mail order pharmacy, 24-hour nurse line, hearing care, chiropractic and complementary alternative care, and medical supplies and equipment. Our comprehensive care program targets those with little or no insurance, or those with just catastrophic coverage. We believe that our comprehensive care program will be of particular interest to consumers who are not covered by group health or individual benefit plans. The monthly retail price for this membership program is $39.95 per family.

         Supplemental Care Program. This program is designed for individuals and families who are underinsured. It offers everything that our comprehensive care program except for access to doctors and hospitals. Our supplemental care program generally presumes the member has some level of basic medical insurance coverage. It offers services that are typically not covered under a traditional health insurance plan or an insurance plan that may have certain coverage limits. This program typically is marketed as an add-on service alongside an existing health plan or as a stand-alone plan for those who have health insurance but with minimal benefits for prescription or other ancillary services. The monthly retail price for this membership program is $29.95 per family.

         Preferred Program. This program is designed for individuals and families who are under-insured and need to save on the basic health services not covered under a traditional health insurance plan. It offers savings on prescriptions, vision and dental care, and a 24-hour nurse line. The monthly retail price for this membership program is $19.95 per family.

         Dental & Vision Care Program. This program is designed for individuals and families who typically have health insurance, but who do not have either dental care or vision care. The monthly retail price for this membership program is $14.95 per family.

         Prescription & Vision Care Program. This program is designed to offer members an inexpensive way to save money on prescriptions and vision care. This program is our low-cost entry program from which we up-sell to our other CARExpress membership programs. The monthly retail price for this program is $9.95 per family.

CARExpress Insurance Programs

         We also design healthcare membership programs for organizations, associations and corporations that combine our CARExpress membership programs with various types of insurance products. The use of these products in conjunction with our CARExpress membership programs can provide an affordable solution to individuals and groups who previously could not afford fully inclusive medical plans, and can provide greater assurance of payment to the healthcare providers. These products are bundled, priced and marketed utilizing relationship marketing strategies or direct marketing to target the profiled needs of the clients' particular member base.

         Insurance products that are suitable for combination with our CARExpress membership programs include:

         Catastrophic Health Insurance. This type of insurance usually takes the form of a high deductible major medical policy in which the insurance company pays nothing until expenditures reach a threshold that is typically between $2,500 and $20,000. We have identified several A+ rated insurance companies that may offer the CARExpress program as a supplement to their catastrophic health insurance products. The consumer would use one of our CARExpress membership programs to reduce his or her out-of-pocket costs until he or she reaches the deductible amount and then use the insurance for all additional expenses.

         Mini-Med Programs. Mini-Med programs are insurance options offered by insurance companies that restrict claim losses by limiting the amount of insurance that can be paid. For example, the amount of insurance that would be payable to an individual for a particular outpatient hospital procedure could be limited to $1,000. Our CARExpress membership programs can be designed as a supplement to insurance companies' Mini-Med programs. The consumer would then use CARExpress to reduce their out-of-pocket costs and use the Mini-Med program to reimburse them a fixed amount per visit.

         We offer these insurance products directly, through National Health Brokerage Group, and indirectly, through insurance companies and independent third parties. National Health Brokerage Group operates in many ways like an insurance agency with respect to these combined products. It is fully licensed in all states in which it sells these combined products and offers these products for sale only through marketing representatives who are licensed insurance agents.

CUSTOMERS

         The target customers of CARExpress products are individuals who are uninsured and underinsured.

         Our primary target customer group is comprised of the 45 million Americans who have no health insurance of any kind and the 61 million Americans who are underinsured. This group includes self-employed individuals and part-time or temporary employees, and people who have been turned down for insurance because of age, occupation, medical history, lifestyle or other reasons. For this group, CARExpress is an effective and low cost alternative to health insurance.

         Our secondary target customer group includes the approximately 61 million Americans who lack complete health insurance coverage. This group includes people with gaps in their insurance coverage, employees paying large deductibles or premiums, and employees who do not receive adequate insurance coverage for family members. It also includes people who are underinsured because of restrictions or provisions in their managed care plans, such as limited coverage, high deductibles or co-insurance limits, people who have been turned down for insurance coverage for a medical procedure due to a pre-existing condition clause, and people who have been turned down for insurance because of age, occupation, medical history, lifestyle or other reasons. The supplementary programs offered by CARExpress allow an individual to purchase whatever benefits they need to fill the gaps in their insurance coverage.

         We believe that our CARExpress membership programs are attractive to small businesses, chambers of commerce, employers of temporary or part-time personnel and other businesses seeking affordable health benefits for their employees in order to promote employee loyalty and differentiate their companies in the marketplace, as well as unions, associations, trade groups and other organizations seeking to increase membership and promote member and customer loyalty by providing or offering a discount health benefit. We believe our CARExpress membership programs are also attractive to people who choose alternative healthcare solutions that are often not covered by HMOs, PPOs or other insurance companies, or who seek providers not covered by their present health plans.

SALES CHANNELS

         We sell our CARExpress membership programs through three primary sales channels: (i) retail chains and outlets, (ii) unions, associations and other organizations, and (iii) consumers.

         Retail Chains and Outlets. This channel is comprised of various retail chains and outlets that sell products to consumers on a retail level, such as grocery stores, pharmacy chains and convenience stores. Because the retail market offers a large target audience, immediate sales and enhanced credibility, we are committed to marketing CARExpress membership programs to the retail market. Retail distribution of our CARExpress membership programs offers us several benefits, including: (i) a large pool of potential target customers,
(ii) increased credibility from being aligned with well-named retailers, (iii) private labeling opportunities with the retailers, and (iv) high visibility through in-store membership displays.

         Unions, Associations and Other Organizations. This channel is comprised primarily of unions, associations, trade groups, corporations and similar organizations that have a large number of employees or members. Unlike retail chains and outlets, this sales channel presents us with the opportunity to acquire a large group of members. Group accounts provide higher retention rates for memberships because of factors such as: (i) union sponsorship of its members, (ii) corporate subsidizing of monthly membership fees, and (iii) lower cost memberships to employees resulting from significantly lower prices charged to the corporation.

         Consumers. This channel is comprised primarily of individual consumers who we target directly through television, radio, newspapers, magazines and the Internet. Direct sales to consumers provide us with higher long-term margins on sales because we do not have to pay commissions to any intermediary organization of which the consumer is a member. In addition, the advertising and marketing campaigns that we engage in to target consumers provide us with increased market awareness and support for the retail chains, outlets, unions and associations comprising our other sales channels.

SUPPLIERS

         We do not contract directly with any physicians, dentists, hearing care specialists, eye care specialists or other healthcare providers. Instead, we contract with numerous PPOs and other medical networks for access to the discounted rates they have negotiated with their healthcare providers. We only select and utilize those PPOs that we believe can deliver adequate savings to our members while providing support for our CARExpress membership programs with the healthcare providers. We pay each PPO utilized a per member per month fee for use of their provider network which is determined in part based on the number of providers participating in the network. Each PPO is only paid for those members authorized to utilize the network. Our PPO agreements are generally for a one-year term, may be terminated by either party on 90 days' notice and renew automatically unless so terminated. PPOs may cancel their contracts with us, but in most cases, subject to notice provisions to provide time to locate a substitute network. Most of our PPO agreements are not exclusive, and most contain provisions maintaining the confidentiality of the terms of the agreement.

         The principal suppliers of the over 1,000,000 healthcare providers that comprise CARExpress are PPONext, International Med-Care, CareMark, Cigna and Optum, five of the largest and most prestigious preferred provider organizations in the country. Under our various agreements with them, they guarantee our members access to their network of healthcare providers in varying combinations of specialties and at varying discounts from the scheduled prices for covered services. Although we have arrangements in place with secondary networks, these PPOs currently supply the provider commitments for almost all of our members. If we lose our arrangement with any these PPOs for any reason, we would attempt to establish a primary relationship with one of our secondary suppliers. If we are unable to replace the lost arrangement with a similar arrangement with another provider network, however, our business may be adversely effected.

         We can provide no assurance that our contracts with these PPOs will not expire or be terminated by us or them, nor can we provide any assurance that we will be able to replace the revenues generated under these agreements in the event they do expire or are terminated. Accordingly, the expiration or termination of these relationships may substantially reduce our revenues and, thus, have a material adverse effect on our business, financial performance and operations.

MARKETING AND DISTRIBUTION

         Historically, we have generated sales leads from healthcare contacts linked to our executive officers, referrals from our board of directors and the efforts of sales professionals. In 2004, we initiated sales and marketing programs to expand our visibility in the industry and to increase the pool of sales leads.

         We market our CARExpress membership programs directly through value infomercials, newspaper inserts, and strategic use of life style oriented publications. We also market and support our CARExpress membership programs through a sophisticated, interactive Web site that is accessible to members, healthcare providers and PPOs. Those accessing our Web site are able to review our CARExpress membership plans, a list of our healthcare providers and their locations, products and services provided by our healthcare providers, discounts available to members for their products and services, and special promotions. Individuals accessing our Web site can also purchase one of our CARExpress membership programs by filling out an application online. Eventually, password-protected areas of the Web site will permit members to obtain news and information specific to their interests, and sales reps to access the training materials, schedules, and individual commission information.

         We also market our CARExpress membership programs indirectly through:
(i) independent marketing representatives, (ii) broker and agents, (iii) retail chains and outlets, (iv) small businesses and trade associations, and (v) unions and associations.

         Independent Marketing Representatives. We utilize the services of independent marketing representatives to market our CARExpress membership programs to prospective customers. To receive the right to market and sell our CARExpress membership programs, marketing representatives sign a standard representative agreement. Marketing representatives of CARExpress membership programs are not required to be licensed insurance agents unless they are selling these programs in combination with insurance products through National Health Brokerage Group. Marketing representatives are paid fees received from each member they enroll for the life of that member's enrollment with CARExpress. Marketing representatives may also recruit other representatives and earn override commissions on sales made by those representatives. We pay up to 50% in commissions down through five levels of marketing representatives. In addition, we have established bonus pools that allow marketing representatives who have achieved certain levels of enrollments to receive additional commissions measured by our revenues attributable to the CARExpress membership programs.

         Broker and Agents. Our commission-sharing arrangement with brokers and agents enables them to market and distribute our CARExpress membership programs and cards to individual consumers through large employer groups, insurance brokers and associations. Our CARExpress membership programs are not competitive with the insurance products they sell, but instead are viewed as complementary product offerings. Brokers and agents who sell healthcare benefits programs to employers and individuals may use our CARExpress membership programs as a value-added offering to the traditional insurance products that they sell.

         Retail Chains and Outlets. We market our CARExpress membership programs to retail chains and outlets that in turn provide or sell our CARExpress membership cards to their constituencies in a co-branded program. Our private-label program equips organizations with an added-value service that further positions them as a resource for wide-ranging healthcare. These organizations utilize their own systems to generate membership sales and typically earn a marketing fee for each membership. The customized sales model is ideal for large pharmacy chains, as well as trade groups and healthcare provider organizations. We are offering features to encourage new subscribers to try out our CARExpress membership programs, including early cancellation privileges, refund guarantees, and "trial" periods of free or discounted membership.

         Small Businesses and Trade Associations. We use small businesses, trade associations, charitable organizations and other similar organizations to market our CARExpress membership programs. Under these types of arrangements, we customize our CARExpress membership cards by adding the sponsoring organization name and/or logo on the card and provide access to our networks as well as all required fulfillment services. We believe that these private label cards are attractive to these organizations because the cards will enable them to more closely identify themselves with the benefits provided to their members. Moreover, we believe that the preexisting relationship between the sponsor and its employees or members will enhance the likelihood that the employee or member will purchase our CARExpress membership cards.

         Unions and Associations. We market our CARExpress membership programs to unions, associations, companies, third party administrators and similar organizations. We expect that these organizations will either fund our CARExpress membership programs on behalf of their members or employees so that every eligible individual in the organization becomes a member or offer our CARExpress membership programs to their members or employees as an option where each individual will be responsible for purchasing his or her CARExpress membership program and paying the monthly fee either directly or through a payroll deduction plan. We also expect to market our CARExpress membership programs directly to members or employees of these organizations with the full endorsement of the sponsoring organization, particularly in cases where the organization offers our CARExpress membership programs as an option to its members or employees.

CUSTOMER SERVICE, TRAINING AND SUPPORT

         We believe that superior customer support is critical to retaining and expanding our customer base and to strengthening the affinity of those individuals who are offered our CARExpress membership programs through unions, associations and other organizations. Currently, we maintain a call center at our corporate headquarters in Horsham, Pennsylvania. Our call center is available to members and may be accessed via e-mail or toll-free numbers, Monday through Friday, from 9:00 a.m. to 6:00 p.m. Eastern Standard Time. We also utilize an outside call center for after-hours calls so that we are able to provide full 24-hour toll-free coverage for our members. Our call center provides dependable and timely resolution of customer technical inquiries and is available to customers by telephone and e-mail. Our call center staff delivers education, training and pre-sales support to our members, marketing representatives and providers. We also offer online training to our customers and resellers to provide them with the knowledge and skills to successfully deploy, use and maintain our products. Our customer service team is responsible for handling general customer inquires, answering questions about the ordering process, updating and maintaining customer account information, investigating the status of orders and payments, as well as processing customer orders. In addition, our customer service team proactively updates customers on a variety of topics, including release dates of new products and updates to existing products.

         We provide customer service to our:

      o members, in order to assure that they achieve the best available savings when utilizing our CARExpress membership programs;

      o marketing representatives, so that they can be more effective in marketing and selling our CARExpress membership programs; and

      o healthcare providers, who require assistance in understanding how our CARExpress membership programs work and in verifying eligibility and arranging for the payment of the amount billed to the patient for each procedure performed.

         In order to achieve our anticipated growth and to ensure client, member and marketing representative loyalty, we continue to develop and invest significantly in our customer service systems and staff. We recently moved into a fully-equipped facility with a state-of-the-art computer and telecommunications room that is wired to handle our growing needs and provides us with the capacity to expand our customer service base to approximately 80 customer service agents. Our proprietary computer database system provides our customer service representatives immediate access to provider demographic data and member information, including the components of each member program or plan and the details a member requires to properly utilize the program. All new customer service representatives are required to complete a training course before beginning to take calls and attend on-the-job training thereafter. Through our training programs, systems and software, we seek to provide members with friendly, rapid and effective answers to questions. We continue to work closely with our healthcare providers and organizations to ensure that their representatives are knowledgeable about our CARExpress membership programs.

         We provide extensive training to our marketing representatives to assure that they accurately represent our products and services. This training is available in a variety of forms, including a training manual, audio- and videotapes, local and regional training meetings and weekly conference calls. The training encompasses both product training as well as marketing training and sales techniques.

         We have also implemented policies and procedures in place to control any advertising or promotions that are utilized by our marketing representatives. We believe these policies and procedures are necessary to assure the proper representation of the program at all times and include the pre-approval of all advertising, adherence to anti-spamming and anti-fax blasting rules, and limits where representatives can advertise. A representative's failure to follow these rules can result in fines to the representative or termination of the representative's relationship with us.

TECHNOLOGY

         We have made substantial investments in our proprietary technology and management information systems. We recently completed the installation of a state-of-the-art telecommunication network and purchased additional computers for our customer service department. These systems were designed in-house and are used in most aspects of our business, including:

      o     maintaining member eligibility and demographic information;

      o maintaining representative information including genealogy reporting;

      o     paying commissions;

      o maintaining a database of all providers and offering provider locator services;

      o     drafting members' accounts on a monthly basis; and

      o     tracking of cash receipts and revenues.


         We have created an extensive Web site for our CARExpress membership programs that provides information about the various services, allows for provider searches, answers questions, provides savings schedules, and allows new members and representatives to enroll online. It also allows representatives to access support and training files and to view their genealogy and commission information through a password-protected area.

COMPETITION

         The medical savings industry is rapidly evolving and competition for members is becoming increasingly intense. Competitors vary in size and in scope and breadth of the products and services they offer. We offer membership programs that provide products and services similar to or directly in competition with products and services offered by PPOs, HMOs, healthcare membership programs, retail pharmacies, mail order prescription companies, and other ancillary healthcare insurance organizations. Competition for new representatives is also intense, as these individuals have a variety of products that they can choose to market, whether competing with us in the healthcare market or not.

         We believe that success in the health savings industry is dependent upon the ability of companies to:

      o identify retail markets and outlets, unions and associations, and consumers that may benefit from health membership programs;

      o maintain contracts with reputable preferred provider organization networks that offer substantial healthcare savings;

      o     identify, develop and market unique membership healthcare programs;

      o     develop and implement effective marketing campaigns;

      o provide programs comparable or superior to those of competitors at competitive prices;

      o     enhance the quality and breadth of the membership programs offered;

      o maintain and improve the quality and extent of customer service offered to providers and members;

      o offer substantial savings on the major-medical costs such as hospital and surgical costs;

      o combine the programs with affordable insurance plans that have high deductibles or set pre-defined payment for hospitalization;

      o adapt quickly to evolving industry trends or changing market requirements;

      o satisfy investigations on the part of state attorney generals, insurance commissioners and other regulatory bodies; and

      o hire and retain marketing representatives and finance promotions for the recruiting of new members.

         Our principal competitors include Best Benefits, CareEntree, Family Care, People's Prescription Plan, AmeriPlan, Full Access Medical and New Benefits, Inc. We also face current and potential competition from insurance carriers, third-party administrators, retail pharmacies, financial institutions, federal and state governments, PPOs, HMOs and other healthcare networks. In addition, a number of companies offer medical discount programs that are localized geographically, or specialized in certain service categories such as dental, chiropractic, or pharmacy only. Recently, several of the major drug manufacturers have begun, or announced plans to begin, offering prescription discount cards applicable to their own drug brands only.

         Some of our current and potential competitors have longer operating histories and significantly greater financial, technical, marketing, administrative and other resources than we do. They may have significantly greater name recognition, established marketing relationships and access to a larger installed base of customers. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to design customized products to better address customer needs. Accordingly, new competitors or alliances among competitors may emerge and rapidly acquire significant market share. Increased competition may result in price reductions, reduced gross margins and loss of market share, any of which could have a material adverse affect on our business, financial condition and results of operations.

REGULATORY AND LEGISLATIVE ISSUES

         We are subject to a variety of laws and regulations applicable to companies engaged in the healthcare industry. Because the nature of our services is relatively new and the health savings industry is rapidly evolving, we may not be able to accurately predict which regulations will be applied to our business and we may become subject to new or amended regulations.

         Insurance Regulations. The delivery of our discount healthcare products and services is subject to federal, state and local regulation, including the prohibition of business corporations from providing medical care, the fraud and abuse provisions of the Medicare and Medicaid statutes, state laws that prohibit referral fees and fee splitting, and regulations applicable to insurance companies and organizations that provide healthcare services. Our CARExpress membership programs are not insurance programs and we are not subject to regulation as an insurance company or as a seller of insurance. However, regulations in certain states currently regulate or restrict the offering of our programs.

         Occasionally, we receive inquires from insurance commissioners in various states that require us to supply information about our CARExpress membership programs to the insurance commissioner or other state regulatory agency. To date, these agencies have concurred with our view that these programs are not a form of insurance and are being sold in a proper manner. We can provide no assurance that this situation will not change in the future, or that an insurance commissioner will not successfully challenge our ability to offer our programs without compliance with state insurance regulation. Furthermore, several states have recently enacted or introduced legislation and/or regulations that may affect the manner by which we sell our programs. Because this legislation is new, we do not yet know the scope of that effect and there is a risk that compliance with such legislation and/or regulations could have material adverse affect on our operations and financial condition. There is also the risk that a state will adopt regulations or enact legislation restricting or prohibiting the sale of our medical discount programs in the state.

         Our failure to comply with current, as well as newly enacted or adopted federal and state regulations, could have a material adverse effect upon our business, financial condition and results of operations in addition to the following:

      o non-compliance may cause us to become the subject of a variety of enforcement or private actions;

      o compliance with changes in applicable regulations could materially increase the associated operating costs;

      o non-compliance with any rules and regulations enforced by a federal or state consumer protection authority may subject us or our management personnel to fines or various forms of civil or criminal prosecution; and

      o non-compliance or alleged non-compliance may result in negative publicity potentially damaging our reputation, network relationships, client relationships and the relationship with program members, representatives and consumers in general.

         Product Claims and Advertising Laws. The Federal Trade Commission and certain states regulate advertising, product claims, and other consumer matters. The Federal Trade Commission may institute enforcement actions against companies for false and misleading advertising of consumer products. In addition, the Federal Trade Commission has increased its scrutiny of the use of testimonials, including those used by us and our marketing representatives. We have not been the target of Federal Trade Commission enforcement action since entering the health savings industry in 2001. We can provide no assurance, however, that:

      o the Federal Trade Commission will not question our advertising or other operations in the future;

      o a state will not interpret product claims presumptively valid under federal law as illegal under that state's regulations; or

      o future Federal Trade Commission regulations or decisions will not restrict the permissible scope of such claims.

         We are also subject to the risk of claims by marketing representatives and their customers who may file actions on their own behalf, as a class or otherwise, and may file complaints with the Federal Trade Commission or state or local consumer affairs offices. These agencies may take action on their own initiative against us for alleged advertising or product claim violations, or on a referral from independent marketing representatives, customers or others. Remedies sought in these actions may include consent decrees and the refund of amounts paid by the complaining independent marketing representatives or consumer, refunds to an entire class of independent marketing representatives or customers, client refunds, or other damages, as well as changes in our method of doing business. A complaint based on the practice of one marketing representative, whether or not we authorized the practice, could result in an order affecting some or all of our marketing representatives in a particular state. Also, an order in one state could influence courts or government agencies in other states considering similar matters. Proceedings resulting from these complaints could result in significant defense costs, settlement payments or judgments and could have a material adverse effect on us.

         Marketing Laws and Regulations. Our marketing activities are subject to scrutiny by various state and federal governmental regulatory agencies to ensure compliance with securities, franchise investment, business opportunity, and criminal laws prohibiting the use of "pyramid" or "endless chain" types of selling organizations. These regulations are generally directed at ensuring that advancement within a network marketing organization is based on sales of the organization's products rather than investment in the organization or other non-sales related criteria. For instance, in certain markets there are limits on the extent that marketing representatives may earn royalties on sales generated by marketing representatives that were not directly sponsored by the marketing representative. The compensation structure of these selling organizations is very complex, and compliance with all of the applicable laws is uncertain in light of evolving interpretation of existing laws and the enactment of new laws and regulations pertaining to this type of product distribution. We are not aware of any legal actions pending or threatened by any governmental authority against us regarding the legality of our network marketing operations.

         We continually review the requirements of various states regarding the structure and operation of our network marketing to ensure that it complies with all of the applicable laws and regulations pertaining to network sales organizations. Based on these efforts and the experience of our management, we believe that we are in compliance with all applicable federal and state regulatory requirements. We have not, however, obtained no-action letters or advance rulings from any federal or state security regulator or other governmental agency concerning the legality of our network operations, nor are we relying on a formal opinion of counsel to that effect. Thus, it is possible that one or more of our network marketing organizations could be found to not comply with applicable laws and regulations. Our failure to comply with these regulations could have a material adverse effect on us in a particular market or in general.

         Health Insurance Portability and Accountability Act. In December 2000, The Department of Health and Human Services issued final privacy regulations pursuant to the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") that became effective in April 2003. HIPAA and the applicable regulations impose extensive restrictions on the use and disclosure of individually identifiable health information by certain entities. Also as part of HIPAA, the Department of Health and Human Services has issued final regulations standardizing electronic transactions between health plans, providers and clearinghouses. Health plans, providers and clearinghouses are required to conform their electronic and data processing systems with HIPAA's electronic transaction requirements. While we believe that we are not currently required to comply with HIPAA, we may in the future be required to comply with certain of these regulations for certain aspects of our business. Because these regulations are new, we do not know how the interpretation and enforcement of the regulations may affect us. Sanctions for failing to comply with standards issued pursuant to HIPAA include criminal penalties and civil sanctions.

         Franchise Laws and Regulations. The Federal Trade Commission, as well as the securities regulators in states having a franchise law, may assert that our relationships with marketing representatives are subject to the registration, disclosure and reporting requirements applicable to franchises. Although we intend to structure our marketing relationships so as to avoid application of franchise laws, we may from time to time have to expend resources in refuting such franchise law claims, and if we are found to be in violation may have to pay civil penalties, be enjoined from doing business in the jurisdiction, or expend funds to bring our operations into compliance with those laws.

INTELLECTUAL PROPERTY RIGHTS

         Our intellectual property rights are important to our business. We rely upon confidentiality procedures and contractual provisions to protect our business, proprietary technology and CARExpress brand. Our general policy is to enter into confidentiality agreements with our employees and consultants, and nondisclosure agreements with all other parties to whom we disclose confidential information. We do not have any trademark registrations for our CARExpress brand or patents relating to our proprietary technologies, nor do we have any applications for such rights pending. We intend to apply for legal protection for certain of our intellectual property in the future. However, we can provide no assurance that we will receive such legal protection or that, if received, such legal protection will be adequate to protect our intellectual property rights.

EMPLOYEES

         As of June 28, 2005, we had nine employees. Of this number, eight were full-time employees and one was a part-time employee. We also had 16 consultants. None of our employees are represented by a labor union, and we have never experienced a work stoppage. We believe that our relations with our employees are good.

PROPERTIES

         Our corporate headquarters and principal offices are located at 120 Gibraltar Road, Suite 107, Horsham, Pennsylvania 19044, where we lease approximately 7,100 square feet of space for a monthly rent payment of approximately $13,000. This lease expires on May 15, 2007. We also entered into a lease for additional offices at 2033 Main Street, Suite 501, Sarasota, Florida 34237. We will lease approximately 4,000 square feet of space for a monthly rent payment of approximately $7,500. This lease will commence on July 1, 2005 and will expire on July 1, 2010. We believe that our office space is adequate to support our current operations and that adequate additional space is available to support our operations over the next 12 months.

LEGAL PROCEEDINGS

         We are not currently a party to any material legal proceedings. We may from time to time become involved in litigation relating to claims arising in the ordinary course of our business.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following chart sets forth certain information about each director and executive officer of the Company.

         Name                              Age                       Positions Held
         ----                              ---                       --------------
David M. Daniels                            48         Chairman, Chief Executive Officer and President
Roger H. Folts                              66         Chief Financial Officer and Secretary
Patricia S. Bathurst                        50         Vice President - Marketing

         The following is a brief summary of the business experience of each of the above-named individuals:

         David M. Daniels has served as our Chief Executive Officer and a member of our board of directors since February 2004, and has served as our President since February 2005. From 1998 to February 2004, Mr. Daniels provided financing and management consulting services to several companies operating in the manufacturing, technology and services industries. Mr. Daniels served as the Chief Financial Officer of North American Technologies Group, Inc., a research and development company, from 1994 to 1995, and served as the President and Chief Operating Officer from 1995 to 1998. Mr. Daniels founded Industrial Pipe Fittings, Inc., a manufacturer of industrial fittings for the high density polyethylene market, in 1994 and served as the Chairman, President & Chief Executive Officer until 1998. Prior to 1994, Mr. Daniels served in several capacities with Morgan Stanley Dean Witter, achieving the position of First Vice President of the company in 1986. Mr. Daniels is a graduate of the Georgia Military Academy and the University of Houston, where he received a B.A. in finance.

         Roger H. Folts has served as our Chief Financial Officer since March 2001 and as our Secretary since February 2004. From 1989 to 2000, Mr. Folts also served as Chief Financial Officer and Treasurer and as a member of the board of directors of National Health and Safety Corporation, a provider of healthcare services utilizing national provider networks. From 1989 to the present, Mr. Folts has served as an adjunct professor in the Business Administration Department of Philadelphia University teaching a course in business strategy. Prior to 1989, Mr. Folts served as an executive officer for various companies operating in the manufacturing, healthcare and information technology industries. Mr. Folts received a B.A. from Harvard College and an MBA from the University of Chicago with an accounting and math methods major.

         Patricia S. Bathurst has served as our Vice President - Marketing since March 2001. From 1989 to 2000, Ms. Bathurst served as the Vice President of Marketing for National Health and Safety Corporation, where she was responsible for all of the marketing, advertising and promotional functions for the company. From 1985 to 1989, Ms. Bathurst served as the Director of Marketing of Horizon Healthcare Group, Inc., a provider of healthcare services utilizing national provider networks that she co-founded in 1985. Prior to 1985, Ms. Bathurst served as the Director of Administration and Customer Service for Phoenix International Corporation, a provider of healthcare services utilizing national provider networks. Ms. Bathurst is a graduate of Temple University with a B.A. in business administration.

BOARD OF DIRECTORS

         Our board of directors consists of David M. Daniels, Jay Rosen and Ronald F. Westman. Each director serves until the next annual meeting of shareholders or until his successor is duly elected and qualified. Officers are elected annually by our board of directors and serve at the discretion of the Board. We do not currently have any committees of our board of directors.

DIRECTORS COMPENSATION

         We provide our non-employee directors with a standard compensation package for serving as a member of our board of directors. Non-employee directors receive an option to acquire 350,000 shares of our common stock and up to $1,000 for attendance in person at any meetings of the board of directors Members of our board of directors receive no compensation for serving on our board of directors requiring travel. The options have a five year term, and exercise price of $.40 per share, and vest as follows: (i) 100,000 shares on the date of grant, and (ii) 250,000 shares on the first anniversary of the date of grant. We do not provide any compensation to our employee directors.

                             EXECUTIVE COMPENSATION

         The following table provides certain summary information concerning compensation earned by the executive officers named below during the fiscal years ended December 31, 2004, 2003 and 2002.

                           SUMMARY COMPENSATION TABLE


Name and                                  Fiscal                        Other Annual         Restricted Stock
Principal Position                         Year       Salary ($)    Compensation ($) (3)        Awards (#)
------------------                        ------      ----------    ---------------------    -----------------
David M. Daniels (1)                        2004        148,000               13,748               1,748,250
President and
Chief Executive Officer

Roger H. Folts                              2004        113,500                7,270                  45,300
Chief Financial Officer and                 2003            -0-               13,685                     -0-
Secretary                                   2002            -0-               31,105                     -0-

Patricia S. Bathurst                        2004         88,000               10,000                 107,600
Vice President -- Marketing                 2003            -0-               60,000                     -0-
                                            2002            -0-               57,500                     -0-

R. Dennis Bowers (2)                        2004         48,000               14,612                     -0-
Former President and                        2003            -0-               12,476                     -0-
Chief Executive Officer                     2002            -0-                2,611                     -0-

(1) Mr. Daniels was appointed our Chief Executive Officer on February 17, 2004 and our President on February 13, 2005.

(2) Mr. Bowers served as our Chief Executive Officer from March 1, 2001 until February 13, 2004, and served as our President from March 1, 2001 until January 31, 2005.

(3) Consists of non-salary cash compensation earned for services performed on our behalf.

         We have entered into employment agreements with each of Mr. Daniels, Mr. Folts and Ms. Bathurst. Under these agreements, we agreed to pay Mr. Daniels, Mr. Folts and Ms. Bathurst an annualized base salary of $231,000, $158,400 and $132,000, respectively, for our fiscal year ended December 31, 2005, issued Mr. Daniels an option to acquire 2,500,000 shares of our common stock, and issued each of Mr. Folts and Ms. Bathurst an option to acquire 1,000,000 shares of our common stock. A summary of these employment agreements and the stock options granted thereunder is provided herein under "Executive Compensation - Employment Contracts and Arrangements."

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)

         We did not grant any options or stock appreciation rights to any named executive officer during our fiscal year ended December 31, 2004.

                       AGGREGATED OPTION/SAR EXERCISES IN
             LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

         The following table sets forth for each named executive officer, information regarding the number and value of stock options held by such officer at December 31, 2004, each on an aggregated basis. We have not issued any SARs to any of our named executive officers. No stock options were exercised by any of our executive officers during our fiscal year ended December 31, 2004.

                                             Number Of Unexercised          Value Of Unexercised
                                               Options At Fiscal       In-The-Money Options At Fiscal
                                             Year-End Exercisable/         Year-End Exercisable/
Name                                           Unexercisable (#)           Unexercisable ($) (1)
----                                         ----------------------     ------------------------------
David M. Daniels                              625,000 / 1,875,000                      *
Patricia S. Bathurst                            250,000 / 750,000                      *
Roger H. Folts                                  250,000 / 750,000                      *
R. Dennis Bowers                                        -0- / -0-                      *


* Not applicable.

(1) We believe that the fair market value of the shares of our common stock issuable upon the exercise of the options granted to our named executive officers was equivalent to the $.40 per share exercise price of the options at December 31, 2004. As a result, we believe that none of the options held by our named executive officers were in-the-money at December 31, 2004.

            LONG-TERM INCENTIVE PLANS AND AWARDS IN LAST FISCAL YEAR

         We did not make any awards under long-term incentive plans to any of our named executive officers during the fiscal year ended December 31, 2004.

                      EMPLOYMENT CONTRACTS AND ARRANGEMENTS

         We have entered into employment agreements with each of our executive officers. The following summary of these employment agreements and the stock options granted thereunder is intended as a summary only and is subject to and qualified in its entirety by reference to the employment agreements and the options, a copy of which have been filed as exhibits to the registration statement of which this prospectus forms a part.

David M. Daniels

         On May 13, 2005, we entered into an employment agreement with David M. Daniels to serve as our Chief Executive Officer effective February 1, 2005. The agreement is for an initial term of five years and renews automatically for successive one-year periods unless earlier terminated or prior notice of non-renewal is provided by either party. Under the agreement, Mr. Daniels is entitled to an annual base salary of $231,000 with annual increases on January 1 of each year of a minimum of 10% of the annual base salary for the immediately preceding year, and is eligible for an annual bonus and incentive compensation awards in an amount and form to be determined by our board of directors in its sole discretion. Pursuant to the agreement, Mr. Daniels received an option to acquire 2,500,000 shares of our common stock.

Roger H. Folts

         On May 13, 2005, we entered into an employment agreement with Roger H. Folts to serve as our Chief Financial Officer effective February 1, 2005. The agreement is for an initial term of three years and renews automatically for successive one-year periods unless earlier terminated or prior notice of non-renewal is provided by either party. Under the agreement, Mr. Folts is entitled to an annual base salary of $158,400 with annual increases on January 1 of each year of a minimum of 10% of the annual base salary for the immediately preceding year, and is eligible for an annual bonus and incentive compensation awards in an amount and form to be determined by our board of directors in its sole discretion. Pursuant to the agreement, Mr. Folts received an option to acquire 1,000,000 shares of our common stock.

Patricia S. Bathurst

         On May 13, 2005, we entered into an employment agreement with Patricia
S. Bathurst to serve as our Vice President - Marketing effective February 1, 2005. The agreement is for an initial term of five years and renews automatically for successive one-year periods unless earlier terminated or prior notice of non-renewal is provided by either party. Under the agreement, Ms. Bathurst is entitled to an annual base salary of $132,000 with annual increases on January 1 of each year of a minimum of 10% of the annual base salary for the immediately preceding year, and is eligible for an annual bonus and incentive compensation awards in an amount and form to be determined by our board of directors in its sole discretion. Pursuant to the agreement, Ms. Bathurst received an option to acquire 1,000,000 shares of our common stock.

         Each employment agreement provides that if we terminate the employment of the applicable executive officer without "cause" or the officer terminates his or her employment with us for "good reason," as such terms are defined in the agreements, the officer is immediately entitled to two years' annual base salary, the full annual base salary to which the officer would otherwise have been entitled during the remainder of the initial term, and all other compensation and benefits to which the officer would have been entitled had the officer been employed by us for the remainder of the initial term. "Good reason" includes a "change in control," which includes: (i) the acquisition by any person of 30% or more of the combined voting power of our outstanding securities; (ii) a change in the majority of our board of directors that was not approved by at least 50% of our board of directors; (iii) the completion of a reorganization, merger or consolidation of us, or the sale or other disposition of at least 80% of our assets; or (iv) approval by our stockholders of a liquidation or dissolution of us.

         Each option granted under the employment agreements is for a term of 10 years, has an exercise price of $.40 per share, and vests in four equal installments commencing on the date of grant and continuing on February 1 of each of the following three years. In the event the employment of the applicable executive officer is terminated for any reason other than for "cause," as such term is defined in the employment agreements, the option vests in full immediately and may be exercised at any time prior to the expiration date of the option. In the event we terminate the employment of the applicable executive officer without "cause" or the officer terminates his or her employment with us for "good reason" (including a "change in control"), as such terms are defined in the employment agreements, we are required to use our best efforts to prepare and file a registration statement with the SEC within 180 days of the date of termination to register the public resale of the shares underlying the officer's option.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of June 28, 2005, information with respect to the securities holdings of all persons that we have reason to believe, pursuant to filings with the SEC, may be deemed the beneficial owner of more than five percent (5%) of our outstanding common stock. The following table also sets forth, as of such date, the beneficial ownership of our common stock by all executive officers and directors, individually and as a group.

         The beneficial owners and amount of securities beneficially owned have been determined in accordance with Rule 13d-3 under the Exchange Act and, in accordance therewith, includes all shares of our common stock that may be acquired by such beneficial owners within 60 days of June 28, 2005 upon the exercise or conversion of any options, warrants or other convertible securities. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all common stock beneficially owned by that person or entity, subject to the matters set forth in the footnotes to the table below, and has an address of 120 Gibraltar Road, Suite 107, Horsham, Pennsylvania 19044.


                                                                        Amount and Nature
                                                                          of Beneficial                Percentage
Name and Address of Beneficial Owner                                      Ownership (1)               of Class (1)
------------------------------------                                   --------------------          --------------
David M. Daniels                                                           1,623,050(2)                   9.5%

Roger H. Folts                                                               345,300(3)                   2.0%

Patricia S. Bathurst                                                         357,600(4)                   2.1%

Ronald F. Westman                                                          5,680,000(5)                  33.3%

Jay Rosen                                                                    280,000(6)                   1.6%

R. Dennis Bowers                                                           1,181,250                      6.9%
P.O. Box 74
Lahaska, PA 18974

James Creed                                                                  866,833(7)                   5.4%

Ben Giese                                                                    927,000(8)                   5.5%

Dennis Lastine                                                             1,095,000(9)                   6.4%

Jesus Lozano                                                               1,650,000(10)                  9.7%

Jose Lozano                                                                1,800,000(11)                 10.6%

All officers and directors as a group (5 persons)                          8,285,950(12)                 48.6%

_________
*     Less than 1%.

(1) This table has been prepared based on 17,054,200 shares of common stock outstanding on June 28, 2005.

(2)   Includes 625,000 shares issuable upon the exercise of options.

(3)   Includes 250,000 shares issuable upon the exercise of options.

(4)   Includes 250,000 shares issuable upon the exercise of options.

(5) Includes 100,000 shares issuable upon the exercise of options and 3,720,000 shares issuable upon the exercise of warrants.

(6) Includes 100,000 shares issuable upon the exercise of options and 120,000 shares issuable upon the exercise of warrants.

(7)   Includes 408,332 shares issuable upon the exercise of warrants.

(8)   Includes 434,000 shares issuable upon the exercise of warrants.

(9)   Includes 537,500 shares issuable upon the exercise of warrants.

(10)  Includes 1,100,000 shares issuable upon the exercise of warrants.

(11)  Includes 1,200,000 shares issuable upon the exercise of warrants.

(12) Includes 1,325,000 shares issuable upon the exercise of options and 3,840,000 shares issuable upon the exercise of warrants.

                            DESCRIPTION OF SECURITIES

         The following summary of our capital stock, our articles of incorporation, our bylaws and the Indiana Business Corporation Act ("IBCA") is intended as a summary only and is subject to and qualified in its entirety by reference to our articles of incorporation and bylaws, which have been filed as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the IBCA.

COMMON STOCK

         We are authorized to issue 100,000,000 shares of common stock, $.001 par value per share, of which 17,017,200 shares are currently outstanding. Holders of shares of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders and are not entitled to cumulative voting rights. Our shares of our common stock do not carry any preemptive, conversion or subscription rights, and there are no sinking fund or redemption provisions applicable to the shares of our common stock. Holders of our common stock are entitled to receive dividends and other distributions in cash, stock or property as may be declared by our board of directors from time to time out of our assets or funds legally available for dividends or other distributions, subject to dividend or distribution preferences that may be applicable to any then outstanding shares of our preferred stock. In the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of shares of our common stock are entitled to share ratably in the assets legally available for distribution to stockholders after payment of all debts and other liabilities and satisfaction of the liquidation preference, if any, granted to the holders of any of our preferred stock then outstanding. All outstanding shares of our common stock are fully paid and nonassessable.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION, OUR BYLAWS AND THE IBCA

         The following provisions of our articles of incorporation, our bylaws and the IBCA may discourage takeover attempts of us that may be considered by some stockholders to be in their best interest. The effect of such provisions could delay or frustrate a merger, tender offer or proxy contest, the removal of incumbent directors, or the assumption of control by stockholders, even if such proposed actions would be beneficial to our stockholders. Such effect could cause the market price of our common stock to decrease or could cause temporary fluctuations in the market price of our common stock that otherwise would not have resulted from actual or rumored takeover attempts.

Special Meetings of Shareholders

         Our bylaws and the provisions of the IBCA provide that special meetings of our shareholders may be called only by our Chief Executive Officer or a majority of our directors. This provision may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because the provision effectively limits stockholder election of directors to annual meetings of our stockholders

Director Vacancies

         Our bylaws provide that any vacancies in our board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled by the board of directors or, if less than a quorum, by the vote of our remaining directors. This provision may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because the provision effectively limits stockholder election of directors to annual and special meetings of the stockholders.

Amendments to Our Bylaws

         Our bylaws provide that they may be amended only by the vote of a majority of our board of directors. This provision may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because the provision makes it more difficult for stockholders to amend the provisions in our bylaws relating to special meetings of shareholders and director vacancies.

No Cumulative Voting

         Our articles of incorporation and bylaws to not provide for cumulative voting in the election of directors. The absence of cumulative voting rights may limit the ability of minority stockholders to effect changes to our board of directors and delay or prevent a change in control or change in management of us.

HOLDERS

         As of June 28, 2005, the number of stockholders of record of our common stock was 127.

DIVIDENDS

         We have not paid any cash dividends on our common stock to date, nor do we intend to pay any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, to finance the operation and development of our business.

TRANSFER AGENT

         The transfer agent for our common stock is Interwest Transfer Company, Inc., 1981 East Murray Holladay Road, Suite 100, P.O. Box 17136, Salt Lake City, UT 84117.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Prior to this offering, there has not been any public market for our common stock. Future market sales or the availability of shares for sale may decrease the market price of our common stock prevailing from time to time. Only a portion of our outstanding shares of common stock will be available for sale upon the completion of this offering due to contractual and legal restrictions on resale. Nevertheless, sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity or equity-related securities on a date and at a price that we deem appropriate.

         Upon the completion of this offering, 17,054,200 shares of our common stock will be outstanding. In addition, 400,000 shares of our common stock will be issuable upon the exercise of outstanding options and 8,534,250 shares of our common stock will be issuable upon the exercise of outstanding warrants. Of these shares, 6,725,125 shares will be freely tradable without restriction or further registration under the Securities Act, unless held by our "affiliates" as that term is defined under Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below, or another exemption from registration.

         We may issue additional shares of our common stock, or securities convertible or exercisable into shares of our common stock, from time to time for capital-raising purposes, future acquisitions or other purposes. In the event any such transactions are significant, the number of shares of common stock or securities convertible or exercisable into shares of common stock that we may issue may in turn be significant. In addition, we may grant registration rights covering any securities issued in connection with any such transactions.

RULE 144

         In general, under Rule 144, as currently in effect, beginning 90 days after the date of this prospectus, any person or group of persons whose shares are required to be aggregated, including an affiliate, who has beneficially owned shares of our common stock for a period of at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

      o 1% of the number of shares of our common stock then outstanding, which will equal approximately 170,542 shares immediately after this offering based on the number of shares of common stock outstanding as of June 28, 2005; or

      o the average weekly trading volume in our common stock on the Over-the-Counter Bulletin Board during the four calendar weeks preceding the date on which a Notice on Form 144 with respect to such sale is filed with the SEC.

Sales under Rule 144 are also subject to provisions relating to note and manner of sale requirements and the availability of current public information about us.

RULE 144(K)

         Under Rule 144(k), a person that is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale and that has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell the shares without complying with the notice, manner of sale, volume limitation or current public information provisions of Rule 144.

RULE 701

         Under Rule 701 of the Securities Act, as currently in effect, shares of our common stock acquired, or that may be acquired upon exercise of currently outstanding options, warrants or other rights, under our stock or other compensatory plans or agreements may be resold beginning 90 days after the effective date of the registration statement of which this prospectus is a part if such resale is conducted in accordance with the applicable provisions of Rule
144. If the security holders is not an affiliate of us, such sale may be made subject only to the manner of sale provisions of Rule 144. If such person is an affiliate of us, such sale may be made without compliance with the one-year holding period requirement of Rule 144, but subject to the notice, manner of sale, volume limitation and current public information provisions of Rule 144. Some of our officers, directors, employees and consultants who purchased shares of our common stock or securities convertible into shares of our common stock under a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701.

STOCK INCENTIVE PLAN

         We intend to file a registration statement on Form S-8 under the Securities Act covering 3,000,000 shares of our common stock to be reserved for issuance under a stock incentive plan. We may include additional securities issued under other written compensatory benefit plans or agreements. We intend to file the Form S-8 registration statement with the SEC within 180 days of the date of this prospectus. The registration statement is expected to be effective upon filing. Shares registered under the Form S-8 registration statement and held by non-affiliates will be available for sale in the open market after the effective date of the Form S-8 registration statement, subject to vesting and contractual restrictions. Those held by affiliates will also be subject to the volume limitation provisions of Rule 144.

REGISTRATION RIGHTS

         Most of the shares of our common stock to which this prospectus relates are being registered by us in satisfaction of our obligation to register such shares on behalf of the selling security holders. We granted these registration rights to the selling security holders prior to the date of the initial filing of the registration statement of which this prospectus is a part in connection with their prior investment in us. These security holders have certain "piggy-back" registration rights on registration statements filed subsequent to the effective date of the registration statement of which this prospectus is a part. We will bear the expenses incurred in connection with the filing of any such registration statements.

LOCK-UP ARRANGEMENTS

         None of our officers, directors or employees, nor any of the selling stockholders, are parties to any agreements or arrangements relating to the disposition of any of our shares of common stock in connection with this offering, except as set forth above under "Registration Rights."

                            SELLING SECURITY HOLDERS

         The selling security holders identified in the following table are offering for sale 15,659,375 shares of our common stock of which 400,000 are issuable upon the exercise of options and 8,534,250 are issuable upon exercise of warrants. All of the shares of common stock and warrants were issued to the selling security holders in private placement transactions.

         The following table sets forth as of June 28, 2005:

         o The name of each selling security holder and any material relationship between us and such selling security holder based upon information currently available to us;

         o The number of shares owned beneficially by each selling security holder before the offering;

         o The percentage ownership of each selling security holder prior to the offering;

         o The number of shares offered hereunder by each selling security holder;

         o The number of shares owned beneficially by each selling security holder after the offering; and

         o the percentage ownership of each selling security holder after the offering.

         The information presented in this table has been calculated based on the assumption that all options and warrants will be exercised prior to completion of the offering, that all shares offered hereby will be sold, and that no other shares of our common stock will be acquired or disposed of by the selling security holder prior to the termination of this offering. The beneficial ownership set forth below has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Except as indicated by footnote, and subject to applicable community property laws, we believe that the beneficial owners of the common stock listed below have sole voting power and investments power with respect to their shares.

                                         Beneficial Ownership of                          Beneficial Ownership of
                                         Selling Security Holders                         Selling Security Holders
                                           Prior to the Offering                              After the Offering
                                       -----------------------------                   -------------------------------
                                                                          Number of
                                                                        Shares Offered
Name of Selling Security Holder             Number        Percent            Hereby            Number       Percent
--------------------------------           -------        -------       ---------------       -------       -------
Steve Adelstein                             628,500        3.7%             296,250           332,250        1.9%
B. Alink                                     75,000         *                37,500            37,500         *
H. Baas                                     208,333        1.2%             104,167           104,167         *
Thomas Barker                                60,000         *                30,000            30,000         *
Frederick Bates                               5,000         *                 2,500             2,500         *
Marco Boschetti                              70,000         *                35,000            35,000         *
Mayo Boschetti                               30,000         *                15,000            15,000         *
Gordon Cantley                              195,000        1.1%              87,500           107,500         *
Renee Carrell                               160,000         *                80,000            80,000         *
Andrew Catignani                             50,000         *                25,000            25,000         *
Mark Clark                                   20,000         *                10,000            10,000         *
Charles Cleland, Jr.                        390,000        2.3%             195,000           195,000        1.1%
Charles Cleland, Sr.                        120,000         *                60,000            60,000         *

                                         Beneficial Ownership of                          Beneficial Ownership of
                                         Selling Security Holders                         Selling Security Holders
                                           Prior to the Offering                              After the Offering
                                       -----------------------------                   -------------------------------
                                                                          Number of
                                                                        Shares Offered
Name of Selling Security Holder             Number        Percent            Hereby            Number       Percent
--------------------------------           -------        -------       ---------------       -------       -------
Evans Connelly                               60,000         *                30,000            30,000         *
Freeman Correa, Jr.                          60,000         *                30,000            30,000         *
James Creed                                 866,833        5.1%             422,917           443,917        2.6%
Gertrude Daniels                             20,000         *                10,000            10,000         *
Julia Daniels                                20,000         *                10,000            10,000         *
Andreas Eggenberger                         150,000         *                75,000            75,000         *
Daniel Eggenberger                          150,000         *                75,000            75,000         *
Elsid IV (1)                                780,000        4.6%             390,000           390,000        2.3%
Eric A. Farrow                              200,000        1.2%             100,000           100,000         *
Federal Corp (2)                            120,000         *                60,000            60,000         *
Jon Fisher                                   50,000         *                25,000            25,000         *
Gwen and Louis Forman                        50,000         *                25,000            25,000         *
Lukas Frei                                   50,000         *                25,000            25,000         *
Lukas and Luzia Weber Frei                   50,000         *                25,000            25,000         *
GE Global Entertainment (3)                 575,000        3.4%             287,500           287,500        1.7%
Ben Giese                                   927,000        5.4%             442,500           484,500        2.8%
Michael Gillis                              165,000         *                82,500            82,500         *
Basil and Susan Gray                         25,000         *                12,500            12,500         *
Basil Gray                                   22,500         *                11,250            11,250         *
Susan Gray                                    6,700         *                 1,250             5,450         *
Edward Harris                               110,534         *                47,916            62,617         *
Guenthe Henkel                              150,000         *                80,000            80,000         *
Walter Hill                                 375,200        2.2%             175,000           200,200        1.2%
Jean Hill                                   100,000         *                50,000            50,000         *
Robert Hillier                              320,000        1.9%             160,000           160,000         *
Ramon Huber                                 150,000         *                75,000            75,000         *
Rita Huerzeler                               50,000         *                25,000            25,000         *
RWA Huuskes-Krabbe                           62,500         *                31,250            31,250         *
Lawrence Jellen                             255,000        1.5%             125,000           130,000         *
Marold Kamai                                100,000         *                50,000            50,000         *
L&L Investments (4)                         202,000        1.2%              95,000           107,000         *
Paul Langton                                 37,500         *                18,750            18,750         *
H.T. Larzelere                              136,000         *                62,500            73,500         *
Dennis Lastine                            1,095,000        6.4%             547,500           547,500        3.2%
Jesus Lozano                              1,650,000        9.7%             825,000           825,000        4.8%
Jose Lozano                               1,800,000       10.6%           1,800,000                 0         *
T. Lustgarten                                50,000         *                25,000            25,000         *
Thoney Martin                               150,000         *                75,000            75,000         *
Jorg Meier                                   50,000         *                25,000            25,000         *

                                         Beneficial Ownership of                          Beneficial Ownership of
                                         Selling Security Holders                         Selling Security Holders
                                           Prior to the Offering                              After the Offering
                                       -----------------------------                   -------------------------------
                                                                          Number of
                                                                        Shares Offered
Name of Selling Security Holder             Number        Percent            Hereby            Number       Percent
--------------------------------           -------        -------       ---------------       -------       -------

Richard Merrit                               25,000         *                12,500            12,500         *
Michael Mitsuka                             310,000        1.8%             155,000           155,000         *
Thomas Moser                                210,000        1.2%             105,000           105,000         *
M.T. Anthesia                                75,000         *                37,500            37,500         *
Claire Mumenthaler                           50,000         *                25,000            25,000         *
Freek Nietsch                               112,500         *                56,250            56,250         *
Rene Ortega, Jr.                            470,000        2.8%             220,000           250,000        1.5%
Park Financial (5)                          411,000        2.4%             205,500           205,000        1.2%
Philipp Portenier                           110,000         *                55,000            55,000         *
Guy Quigley                                 100,000         *                50,000            50,000         *
Suzi Ragsdale                               208,333        1.2%             104,167           104,167         *
Michael Reichstein                           50,000         *                25,000            25,000         *
William Ritger                              800,000        4.7%             400,000           400,000        2.3%
Jay Rosen (6)                               180,000        1.1%              90,000            90,000         *
Peter Rosner                                100,000         *                50,000            50,000         *
Robert Sage                                 550,000        3.2%             275,000           275,000        1.6%
Martin Salm                                  50,000         *                25,000            25,000         *
Peter Schaetti                              100,000         *                50,000            50,000         *
Thomas Schaetti                              50,000         *                25,000            25,000         *
Ernst Schoenbaechler                        600,000        3.5%             300,000           300,000        1.8%
Hans Schulte                                150,000         *                75,000            75,000         *
Keith Shelly (7)                            815,000        4.8%             400,000           415,000        2.4%
Kenneth Shelly                              145,067         *                70,833            74,233         *
Tammi Shnider                               180,000        1.1%              90,000            90,000         *
J. Kimo Spencer                             120,000         *                60,000            60,000         *
Adrian Spring                               100,000         *                50,000            50,000         *
James Sutherland                              5,000         *                 2,500             2,500         *
John Szychowski                              85,000         *                37,500            47,500         *
Nathanne Tankersley                         300,000        1.8%             150,000           150,000         *
Stuart Tiplitsky                            247,700        1.5%             112,500           135,200         *
Manuel Torres, Jr.                           62,500         *                31,250            31,250         *
Trident Marketing                           400,000        2.3%             400,000                 0         *
    International, Inc. (8)
Marvin Vaught                               236,000        1.4%             110,000           126,000         *
Michael Verhunce                            360,000        2.1%             180,000           180,000        1.1%
Gabriel Vidales                           1,350,000        7.9%             675,000           675,000        4.0%
Stefan Waldner                               50,000         *                25,000            25,000         *
Wegelin & Co. (9)                           290,000        1.7%             145,000           145,000         *
Sandra Weibel                                60,000         *                30,000            30,000       16.4
Ronald Westman (10)                       5,580,000       32.7%           2,790,000         2,790,000       16.4%
Ronda Westman                               300,000        1.8%             150,000           150,000         *

                                         Beneficial Ownership of                          Beneficial Ownership of
                                         Selling Security Holders                         Selling Security Holders
                                           Prior to the Offering                              After the Offering
                                       -----------------------------                   -------------------------------
                                                                          Number of
                                                                        Shares Offered
Name of Selling Security Holder             Number        Percent            Hereby            Number       Percent
--------------------------------           -------        -------       ---------------       -------       -------
Urs Wigger                                  100,000         *                50,000            50,000         *
Warren Wise                                 295,250        1.7%             147,625           147,625         *
Julie Wukie                                  25,000         *                12,500            12,500         *
Jerome Ziarko                               286,000        1.7%             137,500           148,500         *

*    Represents less than one percent (1%) of our shares outstanding.
(1)  The power to vote and dispose of these shares is controlled by Andrea
     Vargas.
(2)  The power to vote and dispose of these shares is controlled by Robert Sage.
(3) The power to vote and dispose of these shares is controlled by Daniel Eggenberger.
(4)  The power to vote and dispose of these shares is controlled by H.T.
     Larzelere.
(5)  The power to vote and dispose of these shares is controlled by Gordon
     Cantley.
(6)  Mr. Rosen has served as a director of the Company since June 29, 2005.
(7) Mr. Shelley was a director of the Company from February 13, 2005 until June 1, 2005
(8)  The power to vote and dispose of these shares is controlled by David
     Reilly.
(9)  The power to vote and dispose of these shares is controlled by Marcel
     Ruegg.
(10) Mr. Westman has served as a director of the Company since June 29, 2005.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of common stock by the selling security holders. If all of the options and warrants for which the underlying shares of common stock that are being registered hereby are exercised by the applicable selling security holders, we will receive approximately $11,467,850 in proceeds upon the exercise thereof. We intend to use the proceeds from any such exercises for general working capital purposes.

                              PLAN OF DISTRIBUTION

         We are registering all of the shares of common stock offered by this prospectus on behalf of the selling security holders. The selling security holders may sell any or all of the shares, subject to federal and state securities law, but are under no obligation to do so. The selling security holders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the common stock covered hereby.

         The selling security holders, or their pledges, donees, transferees or any of their other successors-in-interest, may sell all or a portion of the common stock offered hereby from time to time directly or through one or more underwriters, brokers, dealers or agents on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise. The shares of common stock may be sold in one or more transactions at fixed prices, at market prices prevailing at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in any one or more of the following methods:

      o cross trades or block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker, dealer or underwriter as principal and resale by such broker, dealer or underwriter for its own account pursuant to this prospectus;

      o an exchange distribution in accordance with the rules of any stock exchange on which the securities may be listed;

      o ordinary brokerage transactions and transactions in which the broker solicits purchases;

      o     privately negotiated transactions;

      o     short sales;

      o through the writing of options, swaps or other derivatives on the securities, regardless of whether the options, swaps or derivatives are listed on an exchange;

      o through the distribution of the securities by any selling security holder to its partners, members or stockholders;

      o     any combinations of any of these methods of sale; and

      o     any other manner permitted by law.

         The selling security holders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus.

         The selling security holders may sell their shares to or through underwriters, brokers, dealers or agents, in which event the underwriters, brokers, dealers or agents may receive discounts, concessions, commissions or other fees from the selling security holders, or discounts, concessions, commissions or other fees from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. These discounts, concessions, commissions or fees as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved.

         The selling security holders may also enter into hedging transactions with brokers or dealers that may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling security holders may also sell shares of common stock short and deliver shares of our common stock covered by this prospectus to close out short positions and loan or pledge shares of our common stock to brokers or dealers that in turn may sell such shares.

         The selling security holders may additionally pledge, hypothecate or grant a security interest in some or all of the shares of our common stock owned by them and, if such holders default in the performance of their secured obligations, the pledges or secured parties may offer and sell the shares of our common stock from time to time under this prospectus or any amendment to this prospectus, if necessary, to include the pledge, transferee or other successors in interest as selling security holders under this prospectus. The selling security holders may also transfer or donate their shares of our common stock in other circumstances, in which case the transferees, donees, pledges or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         The selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the shares offered hereby may be deemed "underwriters" within the meaning of the Securities Act. In that event, any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts or commissions under the Securities Act.

         The selling security holders and any other person participating in the distribution of the shares of our common stock being offered hereby will be subject to applicable provisions of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, including, without limitation, Regulation M. These regulations may limit the timing of purchases and sales of any of the shares of our common stock by the selling security holders and may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to our common stock.

         We have agreed to indemnify certain of the selling security holders against liabilities, including certain liabilities under the Securities Act, pursuant to the terms of the agreements by which the selling securities holders purchased their shares of our common stock being registered hereby. We may be indemnified by certain of the selling security holders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished by such selling security holders specifically for use in this prospectus, pursuant to the terms of the agreements by which the selling securities holders purchased their shares of our common stock being registered hereby.

         We will not receive any proceeds from the sale of the shares of our common stock registered hereby. We will pay all expenses incurred in connection with this registration of the shares of our common stock under the Securities Act, including registration and filing fees, fees an expenses of compliance with securities or blue sky laws, listing fees, printing and engraving expenses, messenger and delivery expenses, and fees and disbursements of our counsel, accountants and other persons retained by us, but excluding commissions and discounts incurred by the selling security holders in connection with the resale of such shares.

         We cannot assure you that the selling security holders will sell all or any portion of the securities offered hereby.

                        DISCLOSURE OF COMMISSION POSITION
                ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         The Indiana Business Corporation Act (the "IBCA") provides that an Indiana corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Unless limited by its articles of incorporation, an Indiana corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Our articles of incorporation do not limit our obligations to so indemnify our directors.

         The IBCA also provides that, unless the corporation's articles of incorporation provide otherwise: (i) an officer of an Indiana corporation, whether or not a director, is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification to the same extent as a director; (ii) the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation, whether or not a director, to the same extent as to a director; and (iii) the corporation may also indemnify and advance expenses to an officer, employee or agent, whether or not a director, to the extent, consistent with public policy, it is permitted to do so by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract. Our articles of incorporation do not limit our ability to so indemnify our officers.

         We are authorized to enter into indemnification agreements with our directors, officers, employees and agents, and those serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, which may, in some cases, be broader than the specific indemnification provisions set forth in the IBCA. In addition, we are authorized to purchase and maintain insurance on behalf of these persons to indemnify them for expenses and liabilities incurred by them by reason of their being or having been such a director, officer, employee or agent, regardless of whether we have the power to indemnify such persons against such expenses and liabilities under our articles of incorporation, our bylaws, the IBCA, or otherwise. We have not entered into any such agreements or obtained such insurance.

         The limitation of liability and indemnification provisions of the IBCA may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty of care. These provisions may also reduce the likelihood of derivative litigation against our directors, officers, employees and agents, and those serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, even though an action, if successful, might benefit us and our stockholders. The price of our shares may be adversely affected to the extent we pay the costs of settlement and damage awards against such persons pursuant to these indemnification provisions.

         We believe that the limitation of liability, indemnification and insurance provisions of the IBCA are useful to attract and retain qualified officers, directors, employees and agents. No material litigation or proceeding involving any of our officers, directors, employees or agents is currently pending for which indemnification or advancement of expenses is being sought.

         The effect of these indemnification provisions is to authorize indemnification for liabilities arising under the Securities Act and the Exchange Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers, directors and controlling persons pursuant to our articles of incorporation, our bylaws, the IBCA or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby are being passed upon for us by Carson Boxberger LLP, 1400 One Summit Square, Fort Wayne, Indiana 46802.

                                     EXPERTS

         The audited consolidated financial statements as of December 31, 2004 and for the year then ended have been audited by HJ Associates, our independent accountants. We have included these financial statements in this registration statement in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement we filed with the United States Securities and Exchange Commission. You should rely only on the information provided in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Applicable SEC rules may require us to update this prospectus in the future. This preliminary prospectus is subject to completion prior to this offering.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any report, statement or other information that we file with the SEC at the SEC Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference room by calling the SEC at 1-800-SEC-0330. These SEC filings are also available to the public at the SEC's Internet site at http://www.sec.gov, as well as our Internet site at http://carexpresshealth.com. Information contained on our Web site does not constitute part of this prospectus.

         This prospectus is part of a registration statement that we filed with the SEC. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement, and certain statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to herein are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. In addition, we have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. To obtain all of the information that we filed with the SEC in connection herewith, we refer you to the registration statement, including its exhibits and schedules. You should assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate only as of the date appearing on the front of the prospectus or prospectus supplement, respectively.

         As a company listed on the OTC Bulletin Board, we are not required to deliver an annual report to our shareholders. However, we intend to provide an annual report to our shareholders containing audited financial statements in connection with the annual meeting of shareholders that we intend to hold following the completion of our fiscal year ended December 31, 2005.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2004

                                 C O N T E N T S


Report of Independent Registered Public Accounting Firm.................... F-3

Consolidated Balance Sheet................................................. F-4

Consolidated Statements of Operations...................................... F-5

Consolidated Statements of Stockholders' Equity ........................... F-6

Consolidated Statements of Cash Flows...................................... F-7

Notes to the Consolidated Financial Statements............................. F-9

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------


National Health Partners, Inc. and Subsidiary
Board of Directors
Horsham, Pennsylvania

We have audited the accompanying consolidated balance sheet of National Health Partners, Inc. and Subsidiary as of December 31, 2004 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of National Health Partners, Inc. and Subsidiary as of December 31, 2004 and the results of their operations and their cash flows for the years ended December 31, 2004 and 2003 in conformity with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the consolidated financial statements, the Company's recurring losses and cash used by operations raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note
6. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



HJ & Associates, LLC
Salt Lake City, Utah
February 9, 2005

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                           Consolidated Balance Sheet

                                     ASSETS
                                     ------

                                                                                 December 31,
                                                                                     2004
                                                                                --------------
CURRENT ASSETS

   Cash                                                                         $      421,915
                                                                                --------------

     Total Current Assets                                                              421,915
                                                                                --------------

FIXED ASSETS, NET (Note 2)                                                             142,454
                                                                                --------------

OTHER ASSETS

   Deposits                                                                             19,000
                                                                                --------------

     Total Other Assets                                                                 19,000
                                                                                --------------

     TOTAL ASSETS                                                               $      583,369
                                                                                ==============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES

   Accounts payable                                                             $       41,649
   Accrued expenses (Note 3)                                                            75,955
   Notes payable (Note 4)                                                               57,251
   Deferred revenue (Note 1)                                                             7,093
                                                                                --------------

     Total Current Liabilities                                                         181,948
                                                                                --------------

LONG TERM LIABILITIES

   Notes payable                                                                        23,742
                                                                                --------------

     Total Long Term Liabilities                                                        23,742
                                                                                --------------

     Total Liabilities                                                                 205,690
                                                                                --------------

COMMITMENTS AND CONTINGENCIES (NOTE 5)

STOCKHOLDERS' EQUITY

   Common stock, $0.001, 100,000,000 shares authorized,
     9,636,200 shares issued and outstanding                                             9,637
   Additional paid in capital                                                        3,727,874
   Stock subscriptions payable                                                          14,650
   Accumulated deficit                                                              (3,374,482)
                                                                                --------------

     Total Stockholders' Equity                                                        377,679
                                                                                --------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $      583,369
                                                                                ==============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                      Consolidated Statements of Operations

                                                                                 For the Years Ended
                                                                                      December 31,
                                                                            ---------------------------------
                                                                                 2004               2003
                                                                            -------------       -------------

REVENUE                                                                     $      27,929       $      50,371

COST OF SALES                                                                      54,263              84,477
                                                                            -------------       -------------

   Gross Deficit                                                                  (26,334)            (34,106)
                                                                            -------------       -------------

EXPENSES

   Professional fees                                                            1,178,898                   -
   Rent expense                                                                   119,906              52,169
   Advertising expense                                                            170,377                   -
   Salary expense                                                                 577,248              80,879
   Depreciation expense                                                            19,502                   -
   General and administrative                                                     407,141              78,598
                                                                            -------------       -------------

     Total Expenses                                                             2,473,072             211,646
                                                                            -------------       -------------

     Loss from Operations                                                      (2,499,406)           (245,752)
                                                                            -------------       -------------

OTHER (EXPENSE)

   Loss on extinguishment of debt                                                 (83,388)                  -
   Interest expense                                                                (7,106)            (20,422)
                                                                            -------------       -------------

     Total Other (Expense)                                                        (90,494)            (20,422)
                                                                            -------------       -------------

NET LOSS                                                                    $  (2,589,900)      $    (266,174)
                                                                            =============       =============

BASIC LOSS PER SHARE                                                        $       (0.42)      $       (0.16)
                                                                            =============       =============

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                                   6,233,471           1,687,500
                                                                            =============       =============



              The accompanying notes are an integral part of these
                       consolidated financial statements.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Consolidated Statements of Stockholders' Equity

                                                               Common Stock                  Additional
                                                         --------------------------            Paid in           Accumulated
                                                           Shares           Amount             Capital             Deficit
                                                         ----------      ----------       --------------       --------------
Balance, December 31, 2002                                1,687,500      $   1,687        $      14,568        $   (518,408)

Net loss for the year ended
  December 31, 2003                                               -              -                    -            (266,174)
                                                          ---------      ---------        -------------        ------------

Balance, December 31, 2003                                1,687,500          1,687               14,568            (784,582)

Common stock issued for extinguishments of
  debt at an average price of $0.46 per share               618,200            618              283,512                   -

Common stock issued for services at an
  average price of $0.50 per share                        2,098,250          2,099            1,047,027                   -

Units issued for cash at an average price of
  $0.47 per unit                                          5,232,250          5,233            2,382,767                   -

Net loss for the year ended
  December 31, 2004                                               -              -                    -          (2,589,900)
                                                          ---------      ---------        -------------        ------------

Balance, December 31, 2004                                9,636,200      $   9,637        $   3,727,874        $ (3,374,482)
                                                          =========      =========        =============        ============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                      Consolidated Statements of Cash Flows

                                                                                    For the Years Ended
                                                                                        December 31,
                                                                            ------------------------------------
                                                                                 2004                   2003
                                                                            --------------          ------------
CASH FLOWS FROM OPERATING ACTIVITIES

   Net loss                                                                 $   (2,589,900)         $ (266,174)
   Adjustments to reconcile net loss to net cash used by
    operating activities:
     Common stock issued for services                                            1,049,126                   -
     Depreciation expense                                                           19,502                   -
     Loss on extinguishments of debt                                                83,393                   -
   Changes in operating assets and liabilities:
     Increase in deposits                                                          (15,000)                  -
     Increase (decrease) in deferred revenue                                         7,093              (1,162)
     Increase in interest payable                                                  (23,529)             20,272
     Increase (decrease) in accounts payable - related party                       (16,350)             30,893
     Increase (decrease) in accounts payable and accrued
      expenses                                                                    (137,210)             85,651
                                                                            --------------          ----------

       Net Cash Used by Operating Activities                                    (1,622,875)           (130,520)
                                                                            --------------          ----------

CASH FLOWS FROM INVESTING ACTIVITIES

   Purchase of fixed assets and website costs                                     (161,956)                  -
                                                                            --------------          ----------

     Net Cash Used by Investing Activities                                        (161,956)                  -
                                                                            --------------          ----------

CASH FLOWS FROM FINANCING ACTIVITIES

   Increase (decrease) in cash overdraft                                              (840)                840
   Proceeds from notes payable                                                      11,000             116,711
   Payments on notes payable                                                      (196,234)                  -
   Payments on notes payable - related party                                       (10,000)             (3,000)
   Proceeds from common stock and subscription payable                           2,402,650                   -
                                                                            --------------          ----------

       Net Cash Provided by Financing Activities                                 2,206,576             114,551
                                                                            --------------          ----------

NET INCREASE (DECREASE) IN CASH                                                    421,745             (15,969)

CASH AT BEGINNING OF YEAR                                                              170              16,139
                                                                            --------------          ----------

CASH AT END OF YEAR                                                         $      421,915          $      170
                                                                            ==============          ==========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                Consolidated Statements of Cash Flows (Continued)

                                                                                  For the Years Ended
                                                                                      December 31,
                                                                            --------------------------------
                                                                                2004                 2003
                                                                            -----------            ---------
CASH PAID DURING THE PERIOD FOR:

   Interest                                                                 $         -            $      -
   Income taxes                                                             $         -            $      -

SCHEDULE OF NON CASH FINANCING ACTIVITIES

Common stock issued for services                                            $ 1,049,126            $      -
Common stock issued for extinguishment of debt                              $   284,130            $      -









                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 1 - NATURE OF ORGANIZATION

         This summary of significant accounting policies of National Health Partners, Inc. is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

         a. Organization and Business Activities

         National Health Partners, Inc. (Hereinafter referred to as the Company) was organized on March 10, 1989, under the laws of the State of Indiana. The Company was incorporated under the name of Spectrum Vision Systems of Indiana, Inc. on March 13, 2001, the Company changed its name to National Health Partners, Inc.

         On December 15, 2004, National Health Brokerage Group, Inc (Brokerage) was organized as a wholly owned subsidiary of National Health Partners, Inc.

         b. Accounting Method

         The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

         c. Cash and Cash Equivalents

         For the purpose of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

         d. Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         e. Basic Loss Per Share

         The computation of basic loss per share of common stock is based on the weighted average number of shares of common stock outstanding during the periods presented. The Company has excluded 10,724,791, and -0-common stock equivalents for the years ended December 31, 2004 and 2003, respectively.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 1 - NATURE OF ORGANIZATION (Continued)

         e. Basic Loss Per Share (Continued)

                                                    For the Years Ended
                                                       December 31,
                                             ------------------------------
                                                  2004              2003
                                             --------------   -------------

                 Loss                        $  (2,589,900)   $   (266,174)
                 Shares                          6,233,471       1,687,500
                                             -------------    ------------

                 Per Share Amount            $       (0.42)   $      (0.16)
                                             =============    ============

         f. Income Taxes

         Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

         Net deferred tax assets consist of the following components as of December 31, 2004 and 2003:

                                                       December 31,
                                              --------------------------------
                                                  2004                 2003
                                              -----------         ------------
              Deferred tax assets:
                NOL Carryover                 $   862,385         $   295,800

              Deferred tax liabilities:
                Depreciation                      (29,630)                  -

              Valuation allowance                (832,755)           (295,800)
                                              -----------         -----------

              Net deferred tax asset          $         -         $         -
                                              ===========         ===========

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 1 - NATURE OF ORGANIZATION (Continued)

         f. Income Taxes (continued)

         The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 39% to pretax income from continuing operations for the years ended December 31, 2004 and 2003 due to the following:

                                                                  December 31,
                                                       ---------------------------------
                                                            2004                2003
                                                       --------------      -------------
         Book Income                                   $  (1,000,900)      $   (103,850)
         Meals and Entertainment                              22,275              2,750
         Loss on Extinguishment of Debt                       32,520                  -
         Stock for Services/Options Expense                  409,150                  -
         Valuation allowance                                 536,955            101,100
                                                       -------------       ------------

                                                       $           -       $          -
                                                       =============       ============

         At December 31, 2004, the Company had net operating loss carryforwards of approximately $2,200,000 that may be offset against future taxable income from the year 2004 through 2024. No tax benefit has been reported in the December 31, 2004 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

         Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

         g. Revenue Recognition

         The Company recognizes revenue upon the receipt of payment. The Company provides discount health care memberships. The Company's cost of sales consists of health care provider costs. The Company pre-bills for the next months services. Accordingly there was deferred revenue of $7,093.

         h. Newly Issued Accounting Pronouncements

         During the year ended December 31, 2004, the Company adopted the following accounting pronouncements:

         On December 16, 2004 the FASB issued SFAS No. 123(R), Share-Based Payment, which is an amendment to SFAS No. 123, Accounting for Stock-Based Compensation. This new standard eliminates the ability to account for share-based compensation transactions using Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and generally requires such transactions to be accounted

                 NATIONAL HEALTH PARTNERS, INC. AND SUBISIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 1 - NATURE OF ORGANIZATION (Continued)

         h. Newly Issued Accounting Pronouncements (Continued)

         for using a fair-value-based method and the resulting cost recognized in our financial statements. This new standard is effective for awards that are granted, modified or settled in cash in interim and annual periods beginning after June 15, 2005. In addition, this new standard will apply to unvested options granted prior to the effective date. We will adopt this new standard effective for the fourth fiscal quarter of 2005, and have not yet determined what impact this standard will have on our financial position or results of operations.

         In November 2004, the FASB issued SFAS No. 151, Inventory Costs - an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any immediate material impact on the Company.

         In December 2004, the FASB issued SFAS No. 152, Accounting for Real Estate Time-sharing Transactions, which amends FASB statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this Statement will have no impact on the financial statements of the Company.

         In December 2004, the FASB issued SFAS No.153, Exchange of Nonmonetary Assets. This Statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 1 - NATURE OF ORGANIZATION (Continued)

         h. Newly Issued Accounting Pronouncements (Continued)

         general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetrary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued. Management believes the adoption of this Statement will have no impact on the financial statements of the Company.

         The implementation of the provisions of these pronouncements are not expected to have a significant effect on the Company's consolidated financial statement presentation.

         i. Advertising and Marketing

         The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising expense for the year ended December 31, 2004 and 2003 was $170,371 and $-, respectively.

         j. Stock Options

         As permitted by FASB Statement 148 "Accounting for Stock Based Compensation", the Company elected to measure and record compensation cost relative to employee stock option costs in accordance with Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees," and related interpretations and make proforma disclosures of net income and earnings per share as if the fair value method of valuing stock options had been applied. Under APB Opinion 25, compensation cost is recognized for stock options granted to employees when the option price is less than the market price of the underlying common stock on the date of grant.

         k. Fixed Assets

         Fixes assets are recorded at cost. Major additions and improvements are capitalized. Minor replacements, maintenance and repairs that do not increase the useful lives of the assets are expensed as incurred. Depreciation expense is calculated on a straight line basis over the useful lives of the fixed assets as follows:

                       Computers                          3 years
                       Furniture                          5 years
                       Telephone                          5 years
                       Website                            3 years

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 1 - NATURE OF ORGANIZATION (Continued)

         l. Principles of Consolidation

         The financial statements include the balances of National Health Partners, Inc. and its wholly owned subsidiary, National Health Brokerage Group, Inc. All material balances have been eliminated in consolidation.

NOTE 2 - FIXED ASSETS

         Fixed assets consisted of the following at December 31, 2004:

                 Computer equipment                         $      22,024
                 Furniture                                          7,572
                 Telephone system                                  43,153
                 Website                                           89,207
                   Less accumulated depreciation                  (19,502)
                                                            -------------

                      Net Fixed Assets                      $     142,454
                                                            =============

         Depreciation expense for the years ended December 31, 2004 and 2003 was $19,502 and $-, respectively.

NOTE 3 - ACCRUED EXPENSES

         Accrued expenses are amounts due to U.S. Script for services provided to the Company. Balance at December 31, 2004 was $75,955.

NOTE 4 - NOTES PAYABLE

         Note payable to U.S. Script bearing
          interest at 5.00% per annum requiring
          monthly payments of $5,000, unsecured.                $    80,993

              Less current portion                                  (57,251)
                                                                -----------

              Long term portion                                 $    23,742
                                                                ===========

         Future maturities of long term debt are as follows:

                                                     2005       $    57,251
                                                     2006            23,742
                                                                -----------

                                                                $    80,993
                                                                ===========

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003



NOTE 5 - COMMITMENTS AND CONTINGENCIES

         Facility Lease
         --------------

         The Company entered into a facility lease on December 1, 2001 which was amended on April 20, 2004. This is a three year lease expiring on November 2007. This lease required a deposit of $19,000. The starting monthly payment is $8,386 for the first year and increases each subsequent year.

         Future minimum lease payments under this facility lease are as follows:

                                                            Facility Lease
                                                            --------------
                     Year ended December 31,
                              2005                            $  100,633
                              2006                               158,049
                              2007                                52,684
                                                              ----------

                                                              $  311,336
                                                              ==========

         Equipment Leases
         ----------------

         On July 8, 2004, the Company entered into an equipment lease for a period of 60 months. The monthly lease payment is $131.

         Future minimum payments under this operating lease is as follows:

                Year ended December 31, 2005                $    1,572
                                        2006                     1,572
                                        2007                     1,572
                                        2008                     1,572
                                        2009                       524
                                                            ----------

                                                            $    6,812
                                                            ==========

         Employment Agreements
         ---------------------

         The Company has entered into the following employment agreements with the following officers of the Company on August 1, 2004

                                                                              Per Year Amount
                                                       ------------------------------------------------------------
                        Officer                Term        2005        2006        2007        2008        2009
              -------------------------       -------  ---------   -----------  ----------  ----------  -----------
              Chief Executive Officer         5 years  $ 282,000   $   310,200  $  341,220  $  375,342  $   240,844
              President                       5 years  $ 282,000   $   310,200  $  341,220  $  375,342  $   240,844
              Chief Financial Officer         3 years  $ 188,400   $   207,240  $  132,979  $        -  $         -
              Vice President Marketing        5 years  $ 162,000   $   178,000  $  195,800  $  215,380  $   138,202

                                                       $ 914,400   $ 1,005,640  $1,011,219  $  966,064  $   613,819
                                                       =========   ===========  ==========  ==========  ===========

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 5 - COMMITMENTS AND CONTINGENCIES (Continued)

         Employment Agreements (Continued)
         ---------------------

         Additionally the officers as a combined group are eligible for bonuses of up to 7% of the pretax profit of the Company.

NOTE 6 - GOING CONCERN

         The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has historically incurred significant losses, which raises substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty. Management intends to raise over $1,000,000 in a private placement.

         The Company has started a marketing campaign through several major chains. The Company has upgraded its computer and phone systems in anticipation of increased business.

NOTE 7 - EQUITY TRANSACTIONS

         Share Issuances
         ---------------

         On February 17, 2004, the Company entered into an agreement to issue 150,000 shares of common stock for the extinguishment of debt. The shares were valued at $0.50 per share and resulted in an extinguishment of debt of $66,117 and a loss on extinguishment of debt of $8,883.

         On February 17, 2004, the Company issued 1,748,250 shares of common stock for services. The shares were issued to the chief executive officer and were valued at $0.50 per share for total consideration of $874,125.

         On February 17, 2004, the Company issued 100,000 shares of common stock for consulting services. The shares were valued at $0.50 per share for total consideration of $50,000.

         On March 4, 2004, the Company issued 95,300 shares of common stock to the Company's CFO for unpaid consulting fees. The shares were valued at $0.50 per share and resulted in the extinguishment of $35,940 of debt. The loss on extinguishment of debt of $11,710 was debited to additional paid in capital because of the related party nature of the stock issuance.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 7 - EQUITY TRANSACTIONS (Continued)

         Share Issuances (Continued)
         ---------------

         On March 4, 2004, the Company issued 107,600 shares of common stock to a related party for unpaid consulting fees. The shares were valued at $0.50 per share and resulted in the extinguishment of $40,540 of debt. The loss on extinguishment of debt of $13,260 was debited to additional paid in capital because of the related party nature of the stock issuance.

         On March 4, 2004, the Company issued 175,000 shares of common stock for unpaid consulting fees. The shares were valued at $0.50 per share and resulted in the extinguishment of $22,294 of debt and a loss on extinguishment of debt of $65,206.

         On March 19, 2004, the Company issued 100,000 shares of common stock for services. The shares were valued at $0.50 per share for total consideration of $50,000.

         On March 31, 2004, the Company entered into an agreement to issue 59,600 share of common stock and pay $10,000 as a partial payment on an outstanding loan. The shares were valued at $0.50 per share and resulted in an extinguishment of debt of $25,960 and a loss on extinguishment of debt of $3,840.

         On March 31, 2004, the Company entered into an agreement to issue 5,200 shares of common stock for the extinguishment of debt. The shares were valued at $0.50 per share and resulted in the extinguisment of debt of $2,104 and a loss on extinguishment of debt of $496.

         On March 31, 2004, the Company entered into an agreement to issue 25,500 shares of common stock for the extinguishment of debt. The shares were valued at $0.50 per share and resulted in the extinguisment of debt of $7,782 and a loss on extinguishment of debt of $4,963.

         On March 31, 2004 the Company issued 50,000 shares of common stock for services rendered. The shares were valued at $0.50 per share for total consideration of $25,000.

         On August 24, 2004, the Company issued 100,000 shares of common stock as payment for legal services. The shares were valued at $0.50 per share for total consideration of $50,000.

         Private Placements
         ------------------

         On February 18, 2004, the Company approved a private placement to issue up to 5,000,000 shares of common stock at $0.50 per share. The Company will issue 7,500,000 units at $1.00 each. Each unit will consist of 2 shares of common stock, 1 Class A Warrant, 1 Class B Warrant. Each warrant gives the holder the right to purchase 1 share of common stock up to 2,500,000 shares for Class A Warrants and 2,500,000 shares for Class B Warrants. The Company issued 2,777,000 shares of common stock and received $1,388,500.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 7 - EQUITY TRANSACTIONS (Continued)

         Private Placements (Continued)
         ------------------

         On May 2004, the Company approved a private placement to issue up to 5,000,000 shares of common stock at $0.50 per share. The Company will issue 7,500,000 units at $1.00 each. Each unit will consist of 2 shares of common stock, 1 Class A Warrant, 1 Class B Warrant. Each warrant give the holder the right to purchase 1 share of common stock up to 2,500,000 shares for Class A Warrants and 2,500,000 shares for Class B Warrants. The Company issued 174,000 shares of common stock and received $87,000.

         In September 2004, the Company approved a private placement to issue up to 9,000,000 shares of common stock and 3,000,000 Class A warrants as well as 3,000,000 Class B warrants. The shares and warrants were to be sold in units comprised of 3 shares of common stock, 1 Class A warrant and 1 Class B warrant for $1.20 per unit. The Company issued 2,281, 250 shares of common stock and received $912,500 of cash.

         Amendments to Articles of Incorporation
         ---------------------------------------

         On February 17, 2004, the Company approved a forward stock split of 3,375 to 1. At the same time, the Company amended its Articles of Incorporation to increase the number of authorized shares from 1,000 no par common stock to 10,000,000 no par common stock. On June 30, 2004 the Company amended its Articles of Incorporation to reflect a par value of $0.001 per share and increase the number of authorized shares to 100,000,000. All references to common stock have been retroactively restated.

NOTE 8 - STOCK OPTIONS

         On September 28, 2004, the Company granted 7,000,000 options to officers and directors of the Company. All of the options are exercisable at $0.40 per share, vest immediately and expire on September 28, 2014.

         On December 23, 2004, the Company granted 15,000 options to employees of the Company. All of the options are exercisable at $0.40 per share, vest immediately and expire on December 23, 2007.

         Under FASB Statement 148, the Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option pricing model with the following weighted average assumptions used for grants, respectively; dividend yield of zero percent for all years; expected volatility of 359%; risk-free interest rates of 3.5 percent and expected lives of 9.75 years, for the year ended December 31, 2004.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 8 - STOCK OPTIONS (Continued)

         Had compensation cost for the Company's stock options granted to directors and employees been based on the fair value as determined by the Black-Scholes option pricing model at the grant date under the accounting provisions of SFAS No. 123, the Company would have recorded an additional expense of $2,805,985 for the year ended December 31, 2004. Also under these same provisions, the Company's net loss would have been changed by the pro forma amounts indicated below:

                                                             For the Years Ended
                                                                 December 31,
                                                        -------------------------------
                                                            2004              2003
                                                        --------------     ------------
                  Net loss:
                    As reported                         $  (2,589,900)     $   (266,174)
                    Pro forma                           $  (5,395,885)     $   (266,174)

                  Basic loss per share:
                    As reported                         $       (0.42)     $      (0.16)
                    Pro forma                           $       (0.87)     $      (0.16)


         A summary of the status of the Company's stock option as of December 31, 2004:

                                                                          2004
                                                               ---------------------------
                                                                                Weighted
                                                                                 Average
                                                                                Exercise
                                                                 Shares           Price
                                                               -----------     -----------
              Outstanding, beginning of year                            -      $        -
                Granted                                         7,015,000            0.40
                Exercised                                               -               -
                                                                ---------      ----------

              Outstanding, end of year                          7,015,000      $     0.40
                                                                ---------      ----------

              Exercisable, end of year                          7,015,000      $     0.40
                                                                ---------      ----------

                                                                                 Outstanding
                                                            ----------------------------------------------------
                                                                                  Weighted
                                                                                   Average            Weighted
                                                               Number             Remaining            Average
                                Range of                     Outstanding        Contractual           Exercise
                             Exercise Prices                 at 12/31/04            Life                Price
                             ---------------                 -----------        ------------          --------
                                    0.40                       7,015,000            9.95                 0.40
                                                             ============       ========               ======

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 9 -  RELATED PARTY TRANSACTIONS

          During the years ended December 31, 2004 and 2003, related parties were paid $10,000 and $3,000 in cash as payments on notes payable.

          See also Note 7 for related party equity transactions.

NOTE 10 - SUBSEQUENT EVENTS

          On January 27, 2005 the Board of Directors passed a resolution to conduct a private offering of securities to the participants in the February and August Offerings pursuant to which the Company will issue to each participant that number of additional shares of Common Stock, Class A Warrants and Class B Warrants that is equal to twenty-five percent of the number of shares of Common Stock, Class A Warrants and Class B Warrants purchased by the participants in the February and August Offerings as consideration for the participants agreeing to the amendment of the Offering Documents.

          On January 31, 2005 a letter of termination was sent to Ronald B.
          King.

          On January 31, 2005 a letter of termination was sent to R. Dennis Bowers.

          Shareholders voted to replace King and Bowers as Directors with outside shareholders Steve Adelstein and Keith Shelly.

          On February 2, 2005 a Board of Directors meeting was held and Steve Adelstein was unanimously elected Chairman and David Daniels was elected Chief Executive Officer and President.

          An additional $40,000 has been raised as part of the Private Placement authorized in September 2004.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2005

To the Board of Directors
National Health Partners, Inc.
Horsham, PA

We have reviewed the accompanying condensed balance sheet of National Health Partners, Inc. as of March 31, 2005, and the related condensed statements of operations, stockholders equity and cash flows for the three month periods ended March 31, 2005 and 2004. These condensed financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to such condensed financial statements for them to be in conformity with U.S. generally accepted accounting principles.



HJ & Associates, LLC
May 18, 2005

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                           Consolidated Balance Sheet

                                     ASSETS
                                     ------

                                                                                       March 31,
                                                                                         2005
                                                                                      -----------
                                                                                      (Unaudited)
CURRENT ASSETS

   Cash                                                                                 $   38,258
   Certificate of deposit                                                                   35,000
   Note receivable                                                                          25,000
   Other current assets                                                                        850
                                                                                        ----------

     Total Current Assets                                                                   99,108
                                                                                        ----------

FIXED ASSETS, NET                                                                          130,649
                                                                                        ----------

OTHER ASSETS

   Deposits                                                                                 19,000
                                                                                        ----------

     Total Other Assets                                                                     19,000
                                                                                        ----------

     TOTAL ASSETS                                                                       $  248,757
                                                                                        ==========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                 ----------------------------------------------

CURRENT LIABILITIES

   Accounts payable                                                                     $   96,663
   Accrued expenses                                                                         88,460
   Notes payable                                                                            43,188
   Deferred revenue                                                                          3,109
                                                                                        ----------

     Total Current Liabilities                                                             231,420
                                                                                        ----------

LONG TERM LIABILITIES

   Notes payable                                                                            23,742
                                                                                        ----------

     Total Long Term Liabilities                                                            23,742
                                                                                        ----------

     Total Liabilities                                                                     255,162
                                                                                        ----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)

   Common stock, $0.001, 100,000,000 shares authorized,
    10,680,950 shares issued and outstanding                                                10,681
   Additional paid in capital                                                            3,849,630
   Stock subscriptions payable                                                              12,000
   Accumulated deficit                                                                  (3,878,716)
                                                                                        ----------

     Total Stockholders' Equity (Deficit)                                                   (6,405)
                                                                                        ----------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                               $  248,757
                                                                                        ==========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                      Consolidated Statements of Operations
                                   (Unaudited)

                                                          For the Three Months Ended
                                                                    March 31,
                                                        ---------------------------------
                                                             2005                2004
                                                        ---------------     -------------

REVENUE                                                 $       18,379      $       8,484

COST OF SALES                                                   14,020              6,448
                                                        --------------      -------------

   Gross Profit                                                  4,359              2,036
                                                        --------------      -------------

EXPENSES

   Professional fees                                           115,189             40,957
   Rent expense                                                 50,913             18,988
   Salary expense                                              213,139             36,667
   Depreciation expense                                         11,805                  -
   General and administrative                                  116,610              5,146
                                                        --------------      -------------

     Total Expenses                                            507,656            101,758
                                                        --------------      -------------

     Loss from Operations                                     (503,297)           (99,922)
                                                        --------------      -------------

OTHER (EXPENSE)

   Interest expense                                               (937)            (3,358)
                                                        --------------      -------------

     Total Other (Expense)                                        (937)            (3,358)
                                                        --------------      -------------

NET LOSS                                                $     (504,234)     $    (103,080)
                                                        ==============      =============

BASIC LOSS PER SHARE                                    $        (0.05)     $       (0.02)
                                                        ==============      =============
WEIGHTED AVERAGE NUMBER OF SHARES
 OUTSTANDING                                                10,230,768          4,840,514
                                                        ==============      =============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
            Consolidated Statement of Stockholders' Equity (Deficit)


                                                                  Common Stock                  Additional
                                                         -------------------------------          Paid in           Accumulated
                                                            Shares              Amount            Capital             Deficit
                                                         ----------            ---------       -------------       --------------
Balance, December 31, 2004                                9,636,200            $   9,636       $   3,727,874       $  (3,374,482)

Common stock issued for cash at an
  average price of $0.40 per share
  (unaudited)                                               307,000                  307             122,493                   -

Common stock issued to amend prior
  issuance to $0.40 per share (unaudited)                   737,750                  738                (738)                  -

Net loss for the quarter ended
  March 31, 2005 (unaudited)                                      -                    -                   -            (504,234)
                                                         ----------            ---------       -------------       -------------

Balance, March 31, 2005 (unaudited)                      10,680,950            $  10,681       $   3,849,630       $  (3,878,716)
                                                         ==========            =========       =============       =============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                      Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                                                For the Three Months Ended
                                                                                         March 31,
                                                                            ---------------------------------
                                                                                 2005                2004
                                                                            ------------        -------------
CASH FLOWS FROM OPERATING ACTIVITIES

   Net loss                                                                 $  (504,234)        $   (103,080)
   Adjustments to reconcile net loss to net cash used by
    operating activities:
     Depreciation expense                                                        11,805                    -
   Changes in operating assets and liabilities:
     Increase in other current assets                                              (850)             (50,766)
     Increase (decrease) in deferred revenue                                     (3,984)                   -
     Increase (decrease) in accounts payable and accrued
      expenses                                                                   67,518             (308,827)
                                                                            -----------         ------------

       Net Cash Used by Operating Activities                                   (429,745)            (462,673)
                                                                            -----------         ------------

CASH FLOWS FROM INVESTING ACTIVITIES

   Note receivable                                                              (25,000)                   -
   Purchase of fixed assets and website costs                                         -              (11,411)
                                                                            -----------         ------------

     Net Cash Used by Investing Activities                                      (25,000)             (11,411)
                                                                            -----------         ------------

CASH FLOWS FROM FINANCING ACTIVITIES

   Increase in certificate of deposits                                          (35,000)                   -
   Increase (decrease) in cash overdraft                                              -                 (840)
   Payments on notes payable                                                    (14,063)              (3,254)
   Payments on notes payable - related party                                          -              (53,980)
   Proceeds from common stock and subscription payable                          120,151              826,114
                                                                            -----------         ------------

       Net Cash Provided by Financing Activities                                 71,088              768,040
                                                                            -----------         ------------

NET INCREASE (DECREASE) IN CASH                                                (383,657)             293,956

CASH AT BEGINNING OF PERIOD                                                     421,915                  170
                                                                            -----------         ------------

CASH AT END OF PERIOD                                                       $    38,258         $    294,126
                                                                            ===========         ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                Consolidated Statements of Cash Flows (Continued)
                                   (Unaudited)

                                                            For the Three Months Ended
                                                                     March 31,
                                                          ------------------------------
                                                            2005                 2004
                                                          --------            ----------
CASH PAID DURING THE PERIOD FOR:

   Interest                                               $   937             $   3,358
   Income taxes                                           $     -             $       -

SCHEDULE OF NON CASH FINANCING ACTIVITIES



              The accompanying notes are an integral part of these
                       consolidated financial statements.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                                 March 31, 2005

NOTE 1 - BASIS OF FINANCIAL STATEMENT PRESENTATION

         The accompanying unaudited financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted in accordance with such rules and regulations. The information furnished in the interim financial statements include normal recurring adjustment and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements. Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim condensed financial statements be read in conjunction with the Company's most recent audited financial statements and notes thereto. Operating results for the three months ended March 31, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005.

NOTE 2 - FIXED ASSETS

         Fixed assets consisted of the following at March 31, 2005:

                     Computer equipment                         $   22,024
                     Furniture                                       7,572
                     Telephone system                               43,153
                     Website                                        89,207
                       Less accumulated depreciation               (31,307)
                                                                ----------

                          Net Fixed Assets                      $  130,649
                                                                ==========

         Depreciation expense for the three months ended March 31, 2005 and 2004 was $11,805 and $-, respectively.

NOTE 3 - NOTES PAYABLE

         Note payable to U.S. Script bearing
          interest at 5.00% per annum requiring
          monthly payments of $5,000, unsecured.                   $    66,930

              Less current portion                                     (43,188)
                                                                   -----------

              Long term portion                                    $    23,742
                                                                   ===========

         Future maturities of long term debt are as follows:

                           2005                                    $    43,188
                           2006                                         23,742
                                                                   -----------

                                                                   $    66,930
                                                                   ===========

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                                 March 31, 2005

NOTE 4 - COMMITMENTS AND CONTINGENCIES

         Facility Lease
         --------------

         The Company entered into a facility lease on December 1, 2001 which was amended on April 20, 2004. This is a three year lease expiring on November 2007. This lease required a deposit of $19,000. The starting monthly payment is $8,386 for the first year and increases each subsequent year.

         Future minimum lease payments under this facility lease are as follows:

                                                         Facility Lease
                                                         --------------
                    Year ended December 31,
                             2005                        $    100,633
                             2006                             158,049
                             2007                              52,684
                                                         ------------

                                                         $    311,336
                                                         ============
         Equipment Leases
         ----------------

         On July 8, 2004, the Company entered into an equipment lease for a period of 60 months. The monthly lease payment is $131.

         Future minimum payments under this operating lease is as follows:

                    Year ended December 31, 2005            $    1,572
                                            2006                 1,572
                                            2007                 1,572
                                            2008                 1,572
                                            2009                   524
                                                            ----------

                                                            $    6,812
                                                            ==========

         Employment Agreements
         ---------------------

         The Company had entered into employment agreements with officers of the Company. These contracts were cancelled and renegotiated as follows on February 1, 2005.

                                                                       Per Year Amount
                                           ------------------------------------------------------------------------
                   Officer         Term        2005        2006        2007        2008         2009        2010
              ----------------  --------   ----------    ---------   ----------  ---------    ---------   ---------
              Chief Executive
               Officer          5 years    $  211,750    $ 252,175   $ 277,393   $ 305,132    $ 335,645   $  27,970
              Chief Financial
               Officer          3 years    $  145,209    $ 172,920   $ 190,212   $  15,851    $       -   $       -
              Vice President
               Marketing        5 years    $  121,000    $ 144,000   $ 158,510   $ 174,361    $ 191,797   $  15,983

                                           $  477,959    $ 569,195   $ 626,115   $ 495,344    $ 527,442   $  43,954
                                           ==========    =========   =========   =========    =========   =========

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                                 March 31, 2005

NOTE 4 - COMMITMENTS AND CONTINGENCIES (Continued)

         Employment Agreements (Continued)
         ---------------------

         Additionally the officers as a combined group are eligible for bonuses at the discretion of the board of directors.

NOTE 5 - EQUITY TRANSACTIONS

         Share Issuances
         ---------------

         Between January 2005 and March 2005, the Company issued 307,000 shares of common stock for $122,800 or $0.40 per share. These shares were issued pursuant to the private placement approved in September, 2004.

         The Company issued 757,750 shares of common stock to previous investors as consideration for the investors agreeing to amendments to the offering documents. Investors who had purchased units at $0.50 per share, were given sufficient shares to bring their investment price down to $0.40 per share based on the September offering. No value was ascribed to these shares because no additional cash or services were received by the Company.

NOTE 6 - STOCK OPTIONS

         Under FASB Statement 148, the Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option pricing model with the following weighted average assumptions used for grants, respectively; dividend yield of zero percent for all years; expected volatility of 314%; risk-free interest rates of 3.5 percent and expected lives of 9.75 years, for the period ended March 31, 2005.

         Effective February 1, 2005, the Company cancelled 7,000,000 options which had been granted to officers and directors of the Company. The Company granted 4,500,000 options as part of the new employment agreements. The options are exercisable at $0.40 per option and vest as follows: 25% immediately and 25% per year for the next 3 years. The options have a term of ten years from the grant date.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                                 March 31, 2005

NOTE 6 - STOCK OPTIONS (Continued)

         Had compensation cost for the Company's stock options granted to directors and employees been based on the fair value as determined by the Black-Scholes option pricing model at the grant date under the accounting provisions of SFAS No. 123, the Company would have recorded an additional expense of $450,000 for the three months ended March 31, 2005. Also under these same provisions, the Company's net loss would have been changed by the pro forma amounts indicated below:

                                               For the Three Months Ended
                                                         March 31,
                                             -------------------------------
                                                  2005              2004
                                             -------------      ------------

           Net loss:
             As reported                     $   (504,234)      $  (103,080)
             Pro forma                       $   (954,234)      $  (103,080)

           Basic loss per share:
             As reported                     $      (0.05)      $     (0.02)
             Pro forma                       $      (0.09)      $     (0.02)

         A summary of the status of the Company's stock options as of March 31, 2005:

                                                                2005
                                                     ---------------------------
                                                                       Weighted
                                                                        Average
                                                                       Exercise
                                                      Shares             Price
                                                     ----------      -----------
         Outstanding, beginning of period            7,015,000       $     0.40
           Granted                                   4,500,000             0.40
           Cancelled                                (7,000,000)           (0.40)
                                                     ---------       ----------

         Outstanding, end of period                  4,515,000       $     0.40
                                                     ---------       ----------

         Exercisable, end of period                  1,140,000       $     0.40
                                                     ---------       ----------

                                                         Outstanding
                                    ---------------------------------------------------
                                                          Weighted
                                                           Average            Weighted
                                       Number             Remaining            Average
                Range of             Outstanding        Contractual           Exercise
             Exercise Prices         at 3/31/05             Life                Price
             ---------------        -------------       -------------         ---------
                 0.40                 4,515,000                9.95               0.40
                                      =========                ====               ====

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                                 March 31, 2005

NOTE 7 - SUBSEQUENT EVENTS

         Subsequent to March 31, 2005, the Company has raised $634,500 in cash proceeds from a private placement. The Company has issued 1,586,250 shares.

         The Company sold 600,000 units (1,800,000 shares) at a purchase price of $1.20 per unit for 2,740,000 free trading shares of Infiniom Lass, Inc. Each unit consists of three shares of the Company's common stock, one Class A warrant exercisable into 1.5 shares of the Company's common stock and one Class B warrant exercisable into 1.5 share of the Company's common stock. Each Class A warrant is exercisable at $0.60 per warrant for a period of 18 months, each Class B warrant is exercisable at $0.80 per warrant for a period of 3 years. If the proceeds from the sale of the Infinium stock do not equal $720,000, then the investor is required to make up the difference in either additional Infinium stock or cash, if the proceeds exceed $720,000, then the Company is required to return any excess proceeds over $720,000. As of May 18, 2005, the Company has received $221,039 from the sale of Infinium shares.

                                15,659,375 SHARES


                                [GRAPHIC OMITTED]

                         NATIONAL HEALTH PARTNERS, INC.

                                  COMMON STOCK



                           __________________________

                               P R O S P E C T U S
                           __________________________









                                 JUNE ___, 2005





         UNTIL ____ (THE 90TH DAY AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Indiana Business Corporation Act (the "IBCA") provides that an Indiana corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Unless limited by its articles of incorporation, an Indiana corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Our articles of incorporation do not limit our obligations to so indemnify our directors.

         The IBCA also provides that, unless the corporation's articles of incorporation provide otherwise: (i) an officer of an Indiana corporation, whether or not a director, is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification to the same extent as a director; (ii) the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation, whether or not a director, to the same extent as to a director; and (iii) the corporation may also indemnify and advance expenses to an officer, employee or agent, whether or not a director, to the extent, consistent with public policy, it is permitted to do so by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract. Our articles of incorporation do not limit our ability to so indemnify our officers.

         We are authorized to enter into indemnification agreements with our directors, officers, employees and agents, and those serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, which may, in some cases, be broader than the specific indemnification provisions set forth in the IBCA. In addition, we are authorized to purchase and maintain insurance on behalf of these persons to indemnify them for expenses and liabilities incurred by them by reason of their being or having been such a director, officer, employee or agent, regardless of whether we have the power to indemnify such persons against such expenses and liabilities under our articles of incorporation, our bylaws, the IBCA, or otherwise. We have not entered into any such agreements or obtained such insurance.

                  Reference is made to Item 28 for our undertakings with respect to indemnification of liabilities arising under the Securities Act of 1933, as amended.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses payable by us in connection with the sale of the common stock being registered by this registration statement. All amounts shown are estimates, except for the Securities and Exchange Commission ("SEC") registration fee.

          SEC registration fee..........................................       $    738
          Printing and engraving expenses...............................          5,000
          Accounting fees and expenses..................                         50,000
          Legal fees and expenses.......................................         50,000
          Miscellaneous expenses........................................          5,000
                                                                            ------------

               Total....................................................       $110,738
                                                                            ============

ITEM 26.          RECENT SALES OF UNREGISTERED SECURITIES

         Since June 1, 2002, we have issued and sold the following securities without registration under the Securities Act of 1933, as amended (the "Securities Act"):

         During February and March 2004, we issued 618,200 shares of our common stock to certain of our debt holders in partial consideration for the extinguishment of our debt obligations to them. The securities were issued to a limited number of accredited investors in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         During February and March 2004, we issued 2,098,250 shares of our common stock to certain of our employees, consultants and advisors in exchange for services that they rendered to us. The securities were issued to a limited number of accredited investors in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         In August 2004, we issued 100,000 shares of our common stock to a consultant in connection with consulting and advisory services that were rendered to us. The securities were issued to an accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         In August 2004, we completed a private offering of 2,777,000 shares of our common stock, Class A warrants to acquire 1,388,500 shares of our common stock, and Class B warrants to acquire 1,388,500 shares of our common stock, for aggregate cash consideration of $1,388,500. These securities were sold in units comprised of two shares of common stock, one Class A warrant and one Class B warrant. The units were sold at a purchase price of $1.00 per unit. Each Class A warrant is initially exercisable into one share of our common stock at an exercise price of $1.00 per share during a period of 180 days beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and terminating on November 30, 2005. Each Class B warrant is initially exercisable into one share of our common stock at an exercise price of $2.00 per share during a period of 360 days beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and terminating on November 30, 2005. We issued these securities to a limited number of accredited investors in a private offering exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder without engaging in any advertising or general solicitation of any kind.

         In September 2004, we completed a private offering of 173,968 shares of our common stock, Class A warrants to acquire 86,984 shares of our common stock, and Class B warrants to acquire 86,984 shares of our common stock, for aggregate cash consideration of $86,984. These securities were sold in units comprised of two shares of common stock, one Class A warrant and one Class B warrant. The units were sold at a purchase price of $1.00 per unit. Each Class A warrant is initially exercisable into one share of our common stock at an exercise price of $1.00 per share during a period of 180 days beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and terminating on November 30, 2005. Each Class B warrant is initially exercisable into one share of our common stock at an exercise price of $2.00 per share during a period of 360 days beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and terminating on November 30, 2005. We issued these securities to a limited number of accredited investors in a private offering exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder without engaging in any advertising or general solicitation of any kind.

         In March 2005, we completed a private offering of 737,742 shares of our common stock, Class A warrants to acquire 368,871 shares of our common stock, and Class B warrants to acquire 368,871 shares of our common stock. These securities were sold in units comprised of two shares of common stock, one Class A warrant and one Class B warrant. These units were issued to each person that purchased units in our private offering of units completed in August 2004 (the "August 2004 Offering") and our private offering of units completed in September 2004 (the "September 2004 Offering"; together with the August 2004 Offering, the "Offerings"), and the number of units issued was equal to 25% of the aggregate number of units purchased in the Offerings. The units were issued to each person in exchange for each person agreeing to an extension of the date by which we would use our best efforts to file a registration statement with the SEC for certain of securities purchased in the Offerings from a date that was within two months of the date they purchased units in the Offerings to June 30, 2005. Each Class A warrant is initially exercisable into one share of our common stock at an exercise price of $1.00 per share during a period of 180 days beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and terminating on November 30, 2006. Each Class B warrant is initially exercisable into one share of our common stock at an exercise price of $2.00 per share during a period of 360 days beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and terminating on November 30, 2006. We issued these securities to a limited number of accredited investors in a private offering exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) of the Securities Act without engaging in any advertising or general solicitation of any kind.

         In April 2005, we completed a private offering of 2,448,751 shares of our common stock, Class A warrants to acquire 816,250 shares of our common stock, and Class B warrants to acquire 816,250 shares of our common stock, for aggregate cash consideration of $979,501. These securities were sold in units comprised of three shares of common stock, one Class A warrant and one Class B warrant. The units were sold at a purchase price of $1.20 per unit. Each Class A warrant is initially exercisable into one share of our common stock at an exercise price of $1.00 per share during a period of 180 days beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and terminating on November 30, 2005. Each Class B warrant is initially exercisable into one share of our common stock at an exercise price of $2.00 per share during a period of 360 days beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and terminating on November 30, 2005. We issued these securities to a limited number of accredited investors in a private offering exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder without engaging in any advertising or general solicitation of any kind.

         In May 2005, we completed a private offering of 635,750 shares of our common stock, Class A warrants to acquire 317,875 shares of our common stock, and Class B warrants to acquire 317,875 shares of our common stock, for aggregate cash consideration of $254,300. These securities were sold in units comprised of three shares of common stock, one Class A warrant and one Class B warrant. The units were sold at a purchase price of $1.20 per unit. Each Class A warrant is initially exercisable into one and one-half shares of our common stock at an exercise price of $.60 per share during a period of 18 months beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and terminating on December 31, 2007. Each Class B warrant is initially exercisable into one and one-half shares of our common stock at an exercise price of $.80 per share during a period of three years beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and terminating on December 31, 2008. We issued these securities to a limited number of accredited investors in a private offering exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder without engaging in any advertising or general solicitation of any kind.

         In May 2005, we issued 1,800,000 shares of our common stock, Class A warrants to acquire 1,800,000 shares of our common stock, and Class B warrants to acquire 1,800,000 shares of our common stock to an accredited investor for aggregate consideration 2,740,000 shares of common stock of Infinium Labs, Inc., a Delaware corporation, that the accredited investor owned and that was then valued at $720,000. Our securities were sold in units comprised of three shares of common stock, three Class A warrants and three Class B warrants. The units were sold at a purchase price of $1.20 per unit. Each Class A warrant is initially exercisable into one share of our common stock at an exercise price of $.60 per share during a period of 18 months beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and terminating on December 31, 2007. Each Class B warrant is initially exercisable into one share of our common stock at an exercise price of $.80 per share during a period of three years beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and terminating on December 31, 2008. These securities were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         In June 2005, we completed a private offering of 1,490,000 shares of our common stock, Class A warrants to acquire 1,490,000 shares of our common stock, and Class B warrants to acquire 1,490,000 shares of our common stock to a limited number of accredited investors for aggregate cash consideration of $596,000. These securities were sold in units comprised of three shares of common stock, three Class A warrants and three Class B warrants. The units were sold at a purchase price of $1.20 per unit. Each Class A warrant is initially exercisable into one share of our common stock at an exercise price of $.60 per share during a period of 18 months beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and terminating on December 31, 2007. Each Class B warrant is initially exercisable into one share of our common stock at an exercise price of $.80 per share during a period of three years beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and terminating on December 31, 2008. These securities were issued to a limited number of accredited investors in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         In June 2005, we issued an aggregate of 2,587,000 shares of our common stock, Class A warrants to acquire 737,000 shares of our common stock, Class B warrants to acquire 737,000 shares of our common stock, and Class C warrants to acquire 1,625,000 shares of our common stock to a limited number of accredited investors in exchange for various consulting services to be rendered to us. Each Class A warrant is initially exercisable into one share of our common Stock at an exercise price of $.60 per share during a period of 18 months beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and terminating on December 31, 2007. Each Class B warrant is initially exercisable into one share of our common stock at an exercise price of $.80 per share during a period of three years beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and terminating on December 31, 2008. Each Class C warrant is initially exercisable into one share of our common stock at an exercise price of $.60 per share and terminate on December 31, 2006. The securities were issued to a limited number of accredited investors in private placement transactions exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

ITEM 27. EXHIBITS

The following exhibits are filed as part of this registration statement:

    Exhibit No.              Exhibit
    -----------              -------
        3.1*         Articles of Incorporation

        3.2*         Bylaws

        3.3*         Certificate of Amendment to Articles of Incorporation

        3.4          Amended and Restated Bylaws

        4.1*         Specimen Stock Certificate

       5.1*          Opinion of Carson Boxberger LLP

       10.1 Employment Agreement, dated May 13, 2005, by an between the Company and David M. Daniels

       10.2 Employment Agreement, dated May 13, 2005, by an between the Company and Roger H. Folts

       10.3 Employment Agreement, dated May 13, 2005, by an between the Company and Patricia S. Bathurst



    Exhibit No.              Exhibit
    -----------              -------
       10.4          Option to Acquire Shares of Common Stock, dated May 13,
                     2005, issued by the Company to David M. Daniels

       10.5          Option to Acquire Shares of Common Stock, dated May 13,
                     2005, issued by the Company to Roger H. Folts

       10.6          Option to Acquire Shares of Common Stock, dated May 13,
                     2005, issued by the Company to Patricia S. Bathurst

       10.7*         Network Access Agreement, dated April 30, 2001, between the
                     Company and Careington International Corporation

       10.8*         Optum Services Agreement, dated July 26, 2001, between the
                     Company and United Healthcare Services

       10.9*         Network Access and Repricing Agreement, dated September 18,
                     2002, between the Company and First Access, Inc.

      10.10* Network Leasing Agreement, dated December 18, 2003, between the Company and National Builders, Inc.

      10.11*         Managed Pharmacy Benefit Services Agreement, dated October
                     1, 2004, between the Company and Advance PCS Health

       21.1          Subsidiaries of the Company

       23.1          Consent H J & Associates, LLC

       23.2*         Consent of Carson Boxberger LLP (included in Exhibit 5.1)

       24.1          Power of Attorney (included on the signature page)

* To be filed by amendment.

ITEM 28. UNDERTAKINGS

The undersigned Registrant hereby undertakes to:

         1. file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement which, individually or together, represent a fundamental change in the information in the registration statement; and (iii) include any additional or changed material information on the plan of distribution.

         2. for the purpose of determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering thereof.

         3. file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this amendment to the registration statement to be signed on its behalf by the undersigned, in the City of Horsham, Commonwealth of Pennsylvania, on June 30, 2005.

                                            NATIONAL HEALTH PARTNERS, INC.

                                            By:  /s/   David M. Daniels
                                                 ---------------------------
                                                 David M. Daniels
                                                 Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates stated:


Signature                                       Title                                   Date
----------                                      ------                                  -----
/s/  David M. Daniels                           Chief Executive Officer and Chairman    June 30, 2005
-------------------------                       of the Board (Principal Executive
David M. Daniels                                Officer)


/s/  Roger H. Folts                             Chief Financial Officer (Principal      June 30, 2005
--------------------------                      Financial and Accounting Officer)
Roger H. Folts

         KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints David M. Daniels and Roger H. Folts, each with full authority to act without the others, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



Signature                                       Title                                   Date
----------                                      ------                                  -----
/s/  Jay Rosen                                  Director                                June 30, 2005
----------------------
Jay Rosen

/s/ Ronald F. Westman                           Director                                June 30, 2005
----------------------
Ronald F. Westman


                                  Exhibit Index

     Exhibit     Exhibit Description
     -------     -------------------

        3.4      Amended and Restated Bylaws

       10.1 Employment Agreement, dated May 13, 2005, by an between the Company and David M. Daniels

       10.2 Employment Agreement, dated May 13, 2005, by an between the Company and Roger H. Folts

       10.3 Employment Agreement, dated May 13, 2005, by an between the Company and Patricia S. Bathurst

       10.4      Option to Acquire Shares of Common Stock,  dated May 13,
                  2005, issued by the Company to David M. Daniels

       10.5 Option to Acquire Shares of Common Stock, dated May 13, 2005, issued by the Company to Roger H. Folts

       10.6 Option to Acquire Shares of Common Stock, dated May 13, 2005, issued by the Company to Patricia S. Bathurst

       21.1      Subsidiaries of the Company

       23.1      Consent H J & Associates, LLC